As filed with the Securities and Exchange Commission on January 10, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE PNC FINANCIAL SERVICES GROUP	Pennsylvania	25-1435979
PNC CAPITAL TRUST E	Delaware	25-6576728
PNC CAPITAL TRUST F	Delaware	25-6576729
PNC CAPITAL TRUST G	Delaware	To Be Obtained
PNC CAPITAL TRUST H	Delaware	To Be Obtained
(Exact name of each registrant as specified in its articles of incorporation)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
(412) 762-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Richard T. Johnson
Chief Financial Officer
The PNC Financial Services Group, Inc.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pa 15222-2707
(412) 762-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Nelson Winter, Esq.
Reed Smith LLP
435 Sixth Avenue
Pittsburgh, Pennsylvania 15219
(412) 288-3310

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Amount to be Registered
	Proposed Maximum
	Offering Price Per Unit/	Amount of
	Proposed Maximum	Registration
Title of Securities to be Registered	Offering Price(1)(2)	Fee(1)
Enhanced Capital Securities of the Trusts		$0
Junior Subordinated Debt Securities		$0
Guarantees of Capital Securities of the Trusts and Certain Back-Up Obligations		$0

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all the registration fee. In connection with the securities offered hereby, the registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b).
(2)	Includes an unspecified number of securities that may be offered or sold by affiliates of the registrants in market-making transactions.

The information in this Preliminary Prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This Preliminary Prospectus is not an offer to sell, nor does it seek an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 10, 2007

PROSPECTUS

Capital Securities

PNC Capital Trust

    % Enhanced Trust Preferred Securities (Enhanced TruPS®)
$25 Liquidation Amount

Guaranteed to the extent set forth herein by

The PNC Financial Services Group, Inc.

A brief description of the     % Enhanced Trust Preferred Securities (Enhanced TruPS® or “capital securities”) can be found under “Summary Information — Q&A” in this prospectus.

Application will be made to list the     % capital securities on the New York Stock Exchange. If approved for listing, PNC expects the     % capital securities will begin trading on the New York Stock Exchange within 30 days after they are first issued.

Some or all of the capital securities may be redeemed at any time on or after          , 20  . In addition, the capital securities may be redeemed, in whole or in part, at any time if certain changes in rating agency treatment or tax, investment company or bank regulatory law or interpretation occur and certain other conditions are satisfied.

You are urged to carefully read the “Risk Factors” section beginning on page 7, where specific risks associated with these     % capital securities are described, along with the other information in this prospectus before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

	Per Capital
	Security		Total

Public offering price	$25			$(1)
Underwriting commissions to be paid by PNC		$(2)		$(2)
Proceeds to PNC Capital	$25		$

(1)	The underwriters also may purchase up to an additional capital securities at the public offering price within 30 days of the date of this prospectus in order to cover over-allotments, if any.

(2)	Underwriting commissions of $ per capital security will be paid by The PNC Financial Services Group, Inc., except that for sales to certain institutions, the commissions will be $ per capital security.

PNC expects that the     % capital securities will be ready for delivery in book-entry form only through The Depository Trust Company on or about          , 20  .

TruPS® is a registered service mark of Citigroup Global Markets Inc. Citigroup Global Markets Inc. has applied for patent protection for the Enhanced TruPS® structure described in this prospectus.

          , 2007

Page

Summary Information — Q&A	1
Ratio of Income to Fixed Charges and Ratio of Income to Combined Fixed Charges and Preferred Stock Dividends	6
Risk Factors	7
Where You Can Find More Information	12
Forward-Looking Statements	13
The PNC Financial Services Group, Inc.	13
Use of Proceeds	14
Description of the Capital Securities	14
Description of the Junior Subordinated Debt Securities	26
Description of Guarantee	42
Effect of Obligations Under the Junior Subordinated Debt Securities and the Guarantee	45
Certain Terms of the Capital Replacement Covenant	46
United States Federal Income Tax Considerations	47
ERISA Considerations	51
Underwriting	53
Legal Matters	55
Experts	55
EX-4.1
EX-4.3
EX-4.4
EX-4.5
EX-4.6
EX-4.7
EX-4.9
EX-5.1
Exhibit 23.1
EX-24.1
EX-25.1
EX-25.2
EX-25.3
EX-25.4

i

SUMMARY INFORMATION — Q&A

This summary provides a brief overview of the key aspects of PNC, PNC Capital and the     % capital securities. You should carefully read this prospectus to understand fully the terms of the capital securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the capital securities. You should pay special attention to the “Risk Factors” section beginning on page 7 of this prospectus to determine whether an investment in the capital securities is appropriate for you.

What Are the Capital Securities?

Each capital security represents an undivided beneficial interest in the assets of PNC Capital Trust            . Each capital security will entitle the holder to receive quarterly cash distributions as described in this prospectus. PNC Capital Trust           is offering           capital securities at a price of $25 for each capital security.

Who Is PNC Capital Trust ?

PNC Capital Trust          (referred to in this prospectus as “PNC Capital” or the “trust”) is a Delaware statutory trust. Its principal place of business is c/o The PNC Financial Services Group, Inc., One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is (412) 762-2000.

All of the common securities of PNC Capital will be owned by The PNC Financial Services Group, Inc. PNC Capital will use the proceeds from the sale of the capital securities and the common securities to buy a series of     % junior subordinated deferrable interest debentures due          , 20   (referred to in this prospectus as the “junior subordinated debt securities”) from PNC with the same financial terms as the capital securities.

Who Is The PNC Financial Services Group, Inc.?

The PNC Financial Services Group, Inc. (referred to in this prospectus as “PNC”) is one of the largest diversified financial services holding companies in the United States based on assets and operates businesses engaged in retail banking, corporate and institutional banking, asset management and global fund processing services. We provide many of our products and services nationally and others in our primary geographic markets located in Pennsylvania; New Jersey; the greater Washington, DC area, including Maryland and Virginia; Ohio; Kentucky; and Delaware. We also provide certain global fund processing services internationally. At September 30, 2006, PNC’s consolidated assets, deposits, and shareholders’ equity were $98.4 billion, $64.6 billion, and $10.8 billion, respectively. PNC is the issuer of the junior subordinated debt securities.

PNC’s principal executive office is at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is (412) 762-2000.

When Will You Receive Distributions on the Capital Securities?

PNC Capital’s only source of cash to make payments on the capital securities are payments on the junior subordinated debt securities it purchases from PNC.

If you purchase the capital securities, you are entitled to receive cumulative cash distributions at an annual rate of     % of the liquidation amount of $25 per capital security. Distributions will accumulate from the date PNC Capital issues the capital securities and will be paid quarterly in arrears on          ,          ,          , and          , of each year, beginning          , 20  .

When Will Payment of Your Distributions Be Deferred?

If PNC defers interest payments on the junior subordinated debt securities, PNC Capital will defer distributions on the capital securities. A deferral may extend for up to 40 consecutive quarterly periods (10 years) without causing an event of default and acceleration on the junior subordinated debt securities. A deferral of distributions cannot extend, however, beyond the maturity date of          , 20  .

What Are the Consequences of an Extension Period?

During any period in which PNC defers interest on the junior subordinated debt securities, which we refer to as an extension period, except as described on page 31, PNC will not be permitted to:

•	pay a dividend or make any distributions on its capital stock or redeem, purchase, acquire or make a liquidation payment on any of its capital stock, or make any guarantee payments relating to the foregoing; or

•	make an interest, principal or premium payment on, or repurchase or redeem, any of its debt securities or guarantees that rank equal with or junior to the junior subordinated debt securities.

In addition, if any extension period lasts longer than one year, unless required to do so by the Federal Reserve and subject to certain exceptions, PNC will not repurchase any of its common stock for a one year period following the payment of all deferred interest pursuant to the alternative payment mechanism described in “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 31.

What Source of Funds May PNC Use to Pay Deferred Interest?

PNC may only use the net proceeds from the sale by it or by any of its subsidiaries of shares of its common stock and/or qualified warrants, which we refer to as the new equity amount, to pay deferred interest on the junior subordinated debt securities, provided that the use of other sources of funds to pay interest payments would not, by itself, be an event of default and acceleration under the indenture that would permit the trust or the holders of capital securities to accelerate the junior subordinated debt securities.

Notwithstanding the above, if a supervisory event (as defined herein) has occurred and is continuing, PNC may pay deferred interest with cash from any source, but PNC is not obligated to do so. Additionally, on the maturity date of the junior subordinated debt securities, or in the case of an event of default and acceleration under the indenture, PNC may pay accrued and unpaid interest without regard to the source of funds. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 32 for further details, including the definition of “new equity amount,” “APM maximum obligation,” “share cap amount” and “supervisory event.”

When Is PNC Obligated to Sell Equity to Pay Deferred Interest?

If an extension period continues beyond the fifth anniversary of the commencement thereof, or if PNC pays current interest earlier than the fifth anniversary of the commencement of such extension period, PNC will thereafter be obligated to continuously use its commercially reasonable efforts to sell shares of its common stock and, as promptly as practicable after such sale, to apply the net proceeds from such sale to pay deferred interest on the junior subordinated debt securities until all deferred interest is paid in full, provided, however that a violation by PNC of its obligation to do so would not, by itself, be an event of default and acceleration under the indenture that would permit the trust or the holders of capital securities to accelerate the junior subordinated debt securities. PNC is not required to sell shares in excess of the APM maximum obligation and is not permitted to sell shares in an amount in excess of the then current share cap amount.

The “APM maximum obligation” is the maximum amount of proceeds from the sale of shares of common stock and/or qualified warrants that PNC is obligated to raise to pay deferred interest prior to the fifth anniversary of the commencement of an extension period. Once the APM maximum obligation is reached, PNC is excused from using its commercially reasonable efforts to sell its common stock and apply the proceeds to pay deferred interest until the date which is five years following the commencement of the extension period, at which time the APM maximum obligation is no longer applicable. The “share cap amount” will initially equal      million shares of PNC’s common stock. PNC may, at its discretion, increase the share cap amount (including the increase of PNC’s authorized share capital, if necessary). See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism.”

Notwithstanding the above, PNC has no obligation to sell shares of its common stock during a market disruption event and has no obligation either to sell shares of its common stock or to apply the net proceeds of such sale to pay deferred interest during a supervisory event. During a supervisory event, PNC may, at its option, choose to pay deferred interest using cash from any source (including from the sale of preferred stock), but PNC is not obligated to do so. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 32.

PNC has no obligation, under any circumstances, to sell qualified warrants or to apply the proceeds of such sale to pay deferred interest, but may do so, at its option.

Does PNC Need Regulatory Approval to Pay Deferred Interest?

The indenture provides that PNC may only pay deferred interest with the proceeds of the sale by it of shares of its common stock and/or qualified warrants, except in limited circumstances. The indenture further provides that PNC is obligated to notify the Federal Reserve of its intention to sell shares of its common stock or qualified warrants and apply the proceeds to pay deferred interest, and that PNC may only sell such securities and apply the proceeds to pay deferred interest if the Federal Reserve does not disapprove of such actions within 10 business days (or such longer period as may be required by Federal Reserve order or by other supervisory action) from the date of such notice.

What Is a Market Disruption Event?

A market disruption event is any one of a list of events the occurrence and continuation of which excuses PNC from its obligation to continuously use commercially reasonable efforts to sell shares of its common stock. You can find a complete list of market disruption events in “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 32.

What Is a Supervisory Event?

A supervisory event shall occur if PNC notifies the Federal Reserve of its intention to sell shares of its common stock and use the proceeds of such sale to pay deferred interest on the junior subordinated debt securities, and the Federal Reserve disapproves of either of such actions. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 32 for a complete description of a supervisory event. The occurrence and continuation of a supervisory event will excuse PNC from its obligation under the alternative payment mechanism to continuously use commercially reasonable efforts to sell shares of its common stock and to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities. During the occurrence and continuation of a supervisory event, PNC will be permitted to pay deferred interest using cash from any source (including from the sale of preferred stock) without breaching its obligations under the indenture, but is not obligated to do so.

When Will the Junior Subordinated Debt Securities Mature?

The junior subordinated debt securities will mature on          , 20  . See “Description of the Junior Subordinated Debt Securities — General” on page 26.

When Can PNC Capital Redeem the Capital Securities?

PNC Capital will redeem the outstanding capital securities on the dates and to the extent the junior subordinated debt securities are redeemed. Thus, some or all of the capital securities may be redeemed at the option of PNC on one or more occasions any time on or after          , 20  . See “Risk Factors — You Should Not Rely on the Distributions from the Capital Securities Through Their Maturity Date — They May Be Redeemed at the Option of PNC” on page 8. The capital securities also may be redeemed, in whole or in part, at any time if certain changes in rating agency treatment or tax, investment company or bank regulatory law or interpretations occur and certain other conditions are satisfied. Under current rules and regulations, PNC would need regulatory approval to redeem the capital securities prior to the maturity date of the junior subordinated debt securities. See “Risk Factors — You Should Not Rely on the Distributions from the Capital Securities Through Their Maturity Date — They May Be Redeemed at Any Time If Certain Changes in Rating Agency Treatment or Tax, Investment Company or Bank Regulatory Law Occur” on page 8 and “Description of the Capital Securities — Special Event Redemption” on page 17. Any redemption of the junior subordinated debt securities prior to          , 20   will be subject to the terms of the capital replacement covenant. See “Risk Factors — PNC’s Right to Redeem the Junior Subordinated Debt Securities Is Limited by the Capital Replacement Covenant” on page 8.

PNC Capital must redeem all of the outstanding capital securities on          , 20  .

What Is the Capital Replacement Covenant?

PNC will covenant, for the benefit of certain holders of long-term indebtedness that is senior to the junior subordinated debt securities, that it will not redeem the capital securities prior to          , 20  , unless:

•	during the 6 months prior to such redemption it has received net proceeds in the amounts specified in the capital replacement covenant from the sale of securities that have equity-like characteristics that are the same as or more equity-like than the applicable characteristics of the capital securities at the time of such redemption; and

•	PNC has obtained the prior concurrence or approval of the Federal Reserve prior to effecting such redemption, if such concurrence or approval is required by the Federal Reserve.

For a more detailed description of the capital replacement covenant see “Certain Terms of the Capital Replacement Covenant” on page 46.

Who Can Enforce the Capital Replacement Covenant?

Only the holders of the designated long-term indebtedness will have the right to enforce the capital replacement covenant. This means that you, as a holder of the capital securities, will have no right to enforce it, and this covenant will not be a part of the indenture governing the junior subordinated debt securities or the declaration of trust of PNC Capital.

What Is PNC’s Guarantee of the Capital Securities?

PNC’s guarantee of the capital securities consists of:

•	its obligations to make payments on the junior subordinated debt securities;

•	its obligations under the capital securities guarantee; and

•	its obligations under the amended and restated declaration of trust of PNC Capital, which sets forth the terms of PNC Capital.

PNC has irrevocably guaranteed that if funds are available to PNC Capital but, for any reason, PNC Capital does not make the distribution or redemption payment to the holders of the capital securities, then PNC will make the payments directly to the holders of the capital securities. The guarantee does not cover payments when PNC Capital does not have sufficient available funds to make payments on the capital securities.

PNC’s obligations under the guarantee are subordinated as described under “Description of the Guarantee — Status of the Guarantee” on page 44.

What Is the Anticipated U.S. Federal Income Tax Treatment of the Capital Securities?

In connection with the issuance of the capital securities,          , special tax counsel to PNC, will render its opinion that, while there is no authority directly on point and the issue is not free from doubt, the junior subordinated debt securities will be treated for United States federal income tax purposes as indebtedness of PNC. This opinion is subject to certain customary conditions. By investing in the capital securities, each beneficial owner of capital securities agrees to treat the subordinated debentures as debt for U.S. federal income tax purposes.

Under that treatment, interest payments on the junior subordinated debt securities will be taxable to U.S. holders as ordinary interest income at the time that such payments are accrued or are received (in accordance with such holders’ method of tax accounting). If a deferral of an interest payment occurs, holders will be required to accrue income for U.S. federal income tax purposes in an amount equal to the accumulated interest on the junior subordinated debt securities, in the form of original issue discount, even though cash distributions are deferred and even though such holders may be cash basis taxpayers. See “United States Federal Income Tax Considerations.”

When Could the Junior Subordinated Debt Securities Be Distributed to You?

PNC has the right to dissolve PNC Capital at any time, subject to prior approval of the Federal Reserve, if required. If PNC terminates PNC Capital and does not cause the capital securities to be redeemed for cash (subject to the prior approval of the Federal Reserve and pursuant to the terms of the Capital Replacement Covenant), PNC Capital will redeem the capital securities by distributing the junior subordinated debt securities to holders of the capital securities and the common securities on a ratable basis. If the junior subordinated debt securities are distributed, PNC will use its best efforts to list the junior subordinated debt securities on the New York Stock Exchange (the “NYSE”) or any other exchange on which the capital securities are then listed.

Will the Capital Securities Be Listed on a Stock Exchange?

Application will be made to list the capital securities on the NYSE. If approved for listing, PNC Capital expects the capital securities will begin trading on the NYSE within 30 days after they are first issued.

Will Holders of the Capital Securities Have Any Voting Rights?

Generally, the holders of the capital securities will not have any voting rights. See “Description of the Capital Securities — Voting Rights” on page 21.

How Will the Junior Subordinated Debt Securities Rank?

PNC’s obligations under the junior subordinated debt securities and the guarantee will rank junior to all of PNC’s senior indebtedness (as defined on page 28), including junior subordinated debt securities issued under the “prior junior subordinated debt indentures” (as defined on page 28) in connection with the issuance of trust preferred securities and pari passu with PNC’s junior subordinated debt securities that may be issued in connection with other enhanced trust preferred securities, trade accounts payable and other liabilities as described in “Description of the Junior Subordinated Debt Securities — Subordination” on page 27. This means that PNC cannot make any payments on the junior subordinated debt securities or the guarantee if it defaults on a payment of senior indebtedness and does not cure the default within the applicable grace period or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, PNC’s obligations under the junior subordinated debt securities and the guarantee will be structurally subordinated to all existing and future liabilities of PNC’s subsidiaries.

Is the Amount of Deferred Interest You May Claim in Bankruptcy Limited?

If certain bankruptcy, liquidation or reorganization events occur with respect to PNC, the holders of the junior subordinated debt securities have no claim under the terms of the indenture for payment of deferred interest on the junior subordinated debt securities to the extent such deferred interest (including compounded interest) exceeds 25% of the then outstanding aggregate principal amount of the junior subordinated debt securities. See “Description of the Junior Subordinated Debt Securities — Limitation on Claims with Respect to Certain Deferred Interest Obligations” on page 29.

In What Form Will the Capital Securities Be Issued?

The capital securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your capital securities and that your broker will maintain your position in the capital securities. PNC Capital expects that the capital securities will be ready for delivery through DTC on or about       , 20  .

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following unaudited table shows (1) the consolidated ratio of earnings to fixed charges and (2) the consolidated ratio of earnings to combined fixed charges and preferred stock dividends of PNC, in each case for each of the five most recent fiscal years and for the nine months ended September 30, 2006.

	Nine Months
	Ended
	September 30,		Year Ended December 31,
	2006		2005		2004		2003		2002		2001

Ratio of earnings to fixed charges (excluding interest on deposits)	6.48	x	3.93	x	5.86	x	5.53	x	5.22	x	1.74	x
Ratio of earnings to fixed charges (including interest on deposits)	2.94		2.18		3.06		2.95		2.67		1.28
Ratio of earnings to combined fixed charges including preferred stock dividends (excluding interest on deposits)	6.47		3.93		5.85		5.52		5.21		1.72
Ratio of earnings to combined fixed charges including preferred stock dividends (including interest on deposits)	2.94		2.18		3.06		2.95		2.67		1.28

The consolidated ratio of earnings to fixed charges was computed by dividing income from continuing operations before fixed charges and income taxes (which excludes the income from discontinued operations and the cumulative effect of changes in accounting principles) by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense that is deemed to be equivalent to interest on debt, borrowed funds discount amortization expense and distributions on trust preferred capital securities. Interest expense (other than on deposits) includes interest on bank notes and senior debt, federal funds purchased, repurchase agreements, other borrowed funds and subordinated debt.

The consolidated ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing income from continuing operations before income taxes (which excludes the income from discontinued operations and the cumulative effect of changes in accounting principles) and fixed charges and preferred stock dividends by fixed charges and preferred stock dividends.

RISK FACTORS

Your investment in the capital securities will involve several risks. You should carefully consider the following discussion of risks, and the other information in this prospectus, before deciding whether an investment in the capital securities is suitable for you.

PNC Is Not Required to Pay You Under the Guarantee and the Junior Subordinated Debt Securities Unless It First Makes Other Required Payments.

PNC’s obligations under the junior subordinated debt securities and the guarantee will rank junior to all of PNC’s senior indebtedness as described on page 27. This means that PNC cannot make any payments on the junior subordinated debt securities or the guarantee if it defaults on a payment of senior indebtedness and does not cure the default within the applicable grace period or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full.

In the event of the bankruptcy, liquidation or dissolution of PNC, its assets would be available to pay obligations under the junior subordinated debt securities and the guarantee only after PNC made all payments on its senior indebtedness.

In addition, PNC’s obligations under the junior subordinated debt securities and the guarantee will be “structurally subordinated” to all existing and future liabilities of PNC’s subsidiaries. This means that in the event of an insolvency, liquidation, bankruptcy or other reorganization of any subsidiary, holders of the junior subordinated debt securities will be creditors of PNC only and will have no direct claim against any such subsidiary but may only recover by virtue of PNC’s equity interest. As a result, all existing and future liabilities of PNC’s subsidiaries, including claims of lessors under capital and operating leases, trade creditors and holders of preferred stock of such subsidiaries have the right to be satisfied in full prior to receipt by PNC of any payment as a stockholder of its subsidiaries.

Neither the capital securities, the junior subordinated debt securities nor the guarantee limit the ability of PNC and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the junior subordinated debt securities and the guarantee. See “Description of Guarantee — Status of the Guarantee” and “Description of the Junior Subordinated Debt Securities — Subordination” on pages 44 and 27, respectively.

PNC Is Not Required to Pay You Under the Guarantee If PNC Capital Does Not Have Cash Available.

The ability of PNC Capital to make payments on the capital securities is solely dependent upon PNC making the related payments on the junior subordinated debt securities when due.

If PNC defaults on its obligations to make payments on the junior subordinated debt securities, PNC Capital will not have sufficient funds available to make payments on the capital securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Your options if this happens are discussed on page 14.

Deferral of Distributions Would Have Adverse Tax Consequences for You and May Adversely Affect the Trading Price of the Capital Securities.

If distributions on the capital securities are deferred, you will be required to recognize interest income for United States federal income tax purposes in respect of your ratable share of the interest on the junior subordinated debt securities held by PNC Capital before you receive any cash distributions relating to this interest. In addition, you will not receive this cash if you sold the capital securities before the end of any extension period or before the record date relating to distributions that are paid.

PNC has no current intention of deferring interest payments on the junior subordinated debt securities and believes that such deferral is a remote possibility. However, if PNC exercises its right in the future, the capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debt securities. If you sell the capital securities during an extension period, you may not receive the same return on investment as someone else who continues to hold the capital securities. In addition, the existence of PNC’s right to defer payments of interest on the junior subordinated debt securities may mean that the market price for the capital securities, which represent an undivided beneficial interest in the junior subordinated debt securities, may be more volatile than other securities that are not subject to such a deferral right.

See “United States Federal Income Tax Considerations” on page 47 for more information regarding the tax consequences of purchasing, holding and selling the capital securities.

You Should Not Rely on the Distributions from the Capital Securities Through Their Maturity Date — They May Be Redeemed at the Option of PNC.

The capital securities may be redeemed, in whole, at any time, or in part, from time to time, on or after          , 20  at a redemption price equal to $25 per capital security plus any accrued and unpaid distributions to the redemption date. You should assume that this redemption option will be exercised if PNC is able to refinance at a lower interest rate or it is otherwise in the interest of PNC to redeem the junior subordinated debt securities. If the junior subordinated debt securities are redeemed, PNC Capital must redeem the capital securities and the common securities having an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debt securities to be redeemed. See “Description of the Capital Securities — Redemption of Trust Securities” and “Description of the Junior Subordinated Debt Securities — Optional Redemption” on pages 16 and 29, respectively.

You Should Not Rely on the Distributions from the Capital Securities Through Their Maturity Date — They May Be Redeemed at Any Time If Certain Changes in Rating Agency Treatment or Tax, Investment Company or Bank Regulatory Law Occur.

If certain changes, which are more fully described below, in rating agency treatment or tax, investment company or bank regulatory law or interpretations occur and are continuing, and certain other conditions that are more fully described below are satisfied, the capital securities could be redeemed by PNC Capital within 90 days of the event at the applicable redemption price. See “Description of the Capital Securities — Special Event Redemption” and “Description of the Capital Securities — Distribution of the Junior Subordinated Debt Securities” on pages 17 and 18, respectively.

PNC’s Right to Redeem the Junior Subordinated Debt Securities Before the Maturity Date Is Limited by the Capital Replacement Covenant.

By their terms, the junior subordinated debt securities may be redeemed by PNC, in whole or in part, before the maturity date, on one or more occasions, on or after          , 20  or at any time if certain changes occur in tax or investment company laws and regulations or in the treatment of the capital securities as Tier 1 capital of PNC under the capital guidelines of the Federal Reserve or in the rating agency treatment of the capital securities or the junior subordinated debt securities. However, the capital replacement covenant, which is described under “Certain Terms of the Capital Replacement Covenant” on page 46, will limit PNC’s right to redeem the junior subordinated debt securities. In the capital replacement covenant, PNC will covenant, for the benefit of holders of a designated series of its indebtedness that ranks senior to the junior subordinated debt securities, that it will not redeem junior subordinated debt securities or capital securities before          , 20  , unless during the 6-month period prior to redemption date, it has received proceeds from the sale of qualifying securities.

Accordingly, there could be circumstances in which it would be in the interest of both you and PNC that some or all of the capital securities be redeemed, and sufficient cash is available for that purpose, but PNC will be restricted from doing so because it was not able to obtain proceeds from the sale of qualifying securities.

The Indenture Limits PNC’s Source of Funds to Pay Deferred Interest to Proceeds of Common Stock or Qualified Warrant Sales, Except in Limited Circumstances.

The indenture provides that, except in limited circumstances, if PNC elects to defer interest payments on the junior subordinated debt securities, resulting in a corresponding deferral of distributions on the capital securities, PNC will be limited to paying deferred interest from the proceeds of sales of its common stock and/or, at its option, its qualified warrants unless the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 32. PNC may not be able to sell sufficient shares of its common stock or warrants to generate proceeds required to fund its deferred interest obligations, either within any particular time period or at all. PNC’s ability to market its common stock or warrants will depend on a variety of factors both within and beyond its control, including its financial performance, the strength of the equity markets generally, the relative demand for stock of companies within its industry and dilution caused by prior stock offerings or issuances. Moreover, PNC may encounter difficulties in successfully marketing its common stock and qualified warrants, particularly during times when it is subject to the restrictions on dividends as a result of the deferral of interest. If PNC does not sell sufficient common stock or qualified warrants to fund deferred interest payments in these circumstances, it will not be permitted to pay deferred interest to PNC Capital and, accordingly, no payment of distributions may be made on the capital securities, even if PNC has cash available from other sources.

The Indenture Limits PNC’s Obligation to Raise Proceeds from the Sale of Common Stock or Qualified Warrants to Pay Deferred Interest During the First Five Years of an Extension Period.

During the first five years of an extension period, PNC has no obligation to pay deferred interest unless it pays current interest. Additionally, the indenture limits PNC’s obligation to raise proceeds from the sale of shares of common stock or qualified warrants to pay deferred interest prior to the fifth anniversary of the commencement of an extension period in excess of an amount we refer to as the “APM maximum obligation.” Once PNC reaches the APM maximum obligation for an extension period, PNC will no longer be obligated to sell common stock or qualified warrants to pay deferred interest unless such deferral extends beyond the date which is five years following the commencement of the relevant extension period. Although PNC has the right to sell shares of common stock or qualified warrants in excess of the APM maximum obligation during an extension period, PNC has no obligation to do so. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 32.

The Indenture Limits the Number of Shares of Common Stock that PNC May Sell to Pay Deferred Interest.

The indenture limits the amount of PNC common stock that PNC is permitted to sell to pay deferred interest to the then current share cap amount. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 32. If the then current share cap amount equals      million shares and the number of shares of PNC common stock that PNC needs to sell in order to pay deferred interest in full exceeds this share cap amount, PNC may continue to defer interest in excess of the proceeds of sales of PNC common stock up to the share cap amount. Such deferral will not constitute an event of default unless it extends beyond the date which is ten years following the first interest payment date on which PNC deferred interest.

PNC Must Notify the Federal Reserve Before Paying Deferred Interest with Proceeds of Common Stock or Qualified Warrant Sales.

The indenture provides that PNC must notify the Federal Reserve (1) of the commencement of any extension period, (2) of the fifth anniversary of the commencement of an extension period that is continuing or earlier payment of current interest during an extension period, and (3) of its intention to sell shares of its common stock and/or qualified warrants and to apply the net proceeds of such sale to pay deferred interest at least 25 business days in advance of the payment date (or such longer period as may be required by Federal Reserve order or other supervisory action). In addition, under the indenture, PNC may only sell its common stock or qualified warrants and apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities if the Federal Reserve has not disapproved of either of these actions within 10 business days (or such longer period as may be required by Federal Reserve order or by other supervisory action) of the notice pursuant to clause (3) above or has withdrawn its prior disapproval.

Moreover, if PNC has notified the Federal Reserve of its intention to sell its common stock and apply the proceeds to pay deferred interest and the Federal Reserve has disapproved of either of these actions, such request and disapproval will constitute a supervisory event that will excuse PNC from its obligation to continuously use commercially reasonable efforts to sell its common stock and to apply proceeds from such sale to pay deferred interest on the junior subordinated debt securities.

The Federal Reserve May Permit PNC to Sell Stock While Prohibiting PNC from Paying Deferred Interest.

The occurrence and continuation of a supervisory event will excuse PNC from its obligation to continuously use commercially reasonable efforts to sell shares of its common stock and to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities. A supervisory event will exist at any time until the tenth anniversary of the commencement of any extension period if PNC has notified the Federal Reserve of its intention both (1) to sell shares of its common stock and (2) to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities and the Federal Reserve has disapproved of either of these actions. Because a supervisory event will exist if the Federal Reserve disapproves of either of these actions, the Federal Reserve will be able, without triggering a default under the indenture, to permit PNC to sell shares of its common stock but to prohibit PNC from applying the proceeds to pay deferred interest on the junior subordinated debt securities.

If You Waive PNC’s Covenants to Pay Deferred Interest Only with Proceeds from the Sale of Common Stock or Qualified Warrants, PNC’s Credit Rating May Be Negatively Affected.

The indenture contains covenants that permit PNC to pay deferred interest only with proceeds from the sale of its common stock or qualified warrants, except in limited circumstances. These covenants may be amended, and compliance with these covenants may be waived, solely by the holders of a majority of the liquidation amount of outstanding capital securities, and no holder of PNC’s senior indebtedness will have the right to enforce these covenants. Although, in the short term, you may have an economic incentive to waive these covenants in order to receive deferred interest, if such covenants are waived and PNC pays deferred interest with funds received from any other source, its credit rating may be negatively affected. A negative effect on PNC’s credit rating may have an adverse effect on its business or financial condition, which in turn could have an adverse effect on its ability to pay future interest on the junior subordinated debt securities.

Upon the Occurrence of Certain Bankruptcy, Liquidation and Reorganization Events with Respect to PNC, Amounts Attributable to Deferred and Unpaid Interest May Be Limited.

If certain bankruptcy, liquidation or reorganization events occur with respect to PNC, the holders of the junior subordinated debt securities have no claim under the terms of the indenture for payment of deferred interest on the junior subordinated debt securities to the extent such deferred interest (including compounded interest) exceeds 25% of the then outstanding aggregate principal amount of the junior subordinated debt securities. See “Description of the Junior Subordinated Debt Securities — Limitation on Claims with Respect to Certain Deferred Interest Obligations” on page 29.

There Could Be an Adverse Tax Consequence to You If PNC Terminates PNC Capital and Distributes Junior Subordinated Debt Securities to Holders.

PNC has the right to terminate PNC Capital at any time, so long as it obtains any required regulatory approval. If PNC decides to exercise its right to terminate PNC Capital and does not cause the capital securities to be redeemed for cash (subject to the prior approval of the Federal Reserve and pursuant to the terms of the Capital Replacement Covenant), PNC Capital will redeem the capital securities and common securities by distributing the junior subordinated debt securities to holders of the capital securities and common securities on a ratable basis.

Under current United States federal income tax law, a distribution of junior subordinated debt securities to you on the dissolution of PNC Capital would not be a taxable event to you. However, if PNC Capital is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of junior subordinated debt securities may be a taxable event to you.

The Federal Reserve May Be Able to Restrict the Ability of PNC Capital to Make Distributions on or Redeem the Capital Securities.

The Federal Reserve will have the right to supervise PNC Capital and its activities because it is a subsidiary of PNC. Under certain circumstances, including any determination that PNC’s relationship to PNC Capital would result in an unsafe and unsound banking practice, the Federal Reserve has the authority to issue orders that could restrict the ability of PNC Capital to make distributions on or to redeem the capital securities.

There Can Be No Assurance as to the Market Prices for the Capital Securities or the Junior Subordinated Debt Securities; Therefore, You May Suffer a Loss.

PNC Capital and PNC cannot give you any assurance as to the market prices for the capital securities or the junior subordinated debt securities that may be distributed in exchange for capital securities. Accordingly, the capital securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that a holder of capital securities may receive in exchange for capital securities, may trade at a discount to the price that the investor paid to purchase the capital securities. As a result of the right to defer payments on the capital securities, the market price of the capital securities may be more volatile than the market prices of other securities that are not subject to such a deferral right.

There May Be No Trading Market for the Junior Subordinated Debt Securities If PNC Capital Distributes Them to You.

Although PNC will use its best efforts to list the junior subordinated debt securities on the NYSE, or any other exchange on which the capital securities are then listed, if they are distributed, PNC cannot assure you that the junior subordinated debt securities will be approved for listing or that a trading market will exist for those securities.

Because You Have Limited Voting Rights, You Cannot Prevent the PNC Capital Trustees from Taking Actions You May Not Agree With.

You will have limited voting rights. In particular, except for the limited exceptions described below, only PNC can elect or remove any of the PNC Capital trustees. See “Description of the Capital Securities — Voting Rights” on page 21.

You Have Limited Remedies for Defaults Under the Indenture.

Although various events may constitute defaults under the indenture, a default that is not an “event of default and acceleration” will not trigger the acceleration of principal and interest on the junior subordinated debt securities. Such acceleration of principal and interest will occur only upon PNC’s failure to pay in full all interest accrued upon the conclusion of an extension period of 40 quarters (10 years) or as a result of specified events of bankruptcy, insolvency, or reorganization of PNC. See “Description of the Junior Subordinated Debt Securities — Indenture Events of Default and Acceleration” on page 36.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, PNC and PNC Capital filed a registration statement (No. 333-           ) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information. PNC has filed the exhibits discussed in this prospectus with the registration statement, and you should read the exhibits carefully for provisions that may be important to you.

PNC files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document PNC files at the SEC’s public reference room in Washington, D.C. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

The SEC allows PNC to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that PNC files with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. PNC incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No. 1-09718) (the “Exchange Act”):

(a) Annual Report on Form 10-K for the year ended December 31, 2005;

(b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006; and

(c) Current Reports on Form 8-K filed for the following dates of event: January 20, 2006 (with respect to item 1.01); February 14, 2006; February 15, 2006; March 21, 2006; April 25, 2006; September 8, 2006; September 22, 2006; September 29, 2006; October 4, 2006; October 8, 2006; November 15, 2006, December 5, 2006; December 6, 2006, December 14, 2006 and January 4, 2007.

All documents PNC files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of PNC stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents. Any report, document or portion thereof that is furnished to, but not filed with, the SEC is not incorporated by reference.

You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in the document. You can obtain documents incorporated by reference by requesting them from us. Requests for such documents should be directed to: Computershare Investor Services, LLC, 250 Royall Street, Canton, MA 02021, or via email at web.queries@computershare.com, or by calling 800-982-7652. You can also obtain these documents on or through our internet web site at www.pnc.com.

You should only rely on the information provided in this prospectus, as well as the information incorporated by reference. PNC is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. PNC’s business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on PNC’s management’s beliefs and assumptions and on information currently available to PNC’s management. Forward-looking statements include information concerning PNC’s possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. PNC does not have any intention or obligation to update forward-looking statements after it distributes this prospectus.

THE PNC FINANCIAL SERVICES GROUP, INC.

PNC is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act. PNC was incorporated under Pennsylvania law in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC has diversified its geographic presence, business mix and product capabilities through strategic bank and nonbank acquisitions and the formation of various nonbanking subsidiaries.

PNC is one of the largest diversified financial services companies in the United States based on assets and operates businesses engaged in retail banking, corporate and institutional banking, asset management and global fund processing services. We provide many of our products and services nationally and others in our primary geographic markets located in Pennsylvania; New Jersey; the greater Washington, DC area, including Maryland and Virginia; Ohio; Kentucky; and Delaware. We also provide certain global fund processing services internationally. At September 30, 2006, PNC’s consolidated assets, deposits, and shareholders’ equity were $98.4 billion, $64.6 billion, and $10.8 billion, respectively. PNC is the issuer of the junior subordinated debt securities.

PNC is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. PNC’s subsidiaries that operate in the banking and securities business can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. PNC’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. PNC currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect PNC’s ability to service its own debt. PNC must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require PNC to commit resources to its subsidiary banks when doing so is not otherwise in the interests of PNC or its shareholders or creditors.

PNC’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

USE OF PROCEEDS

All of the net proceeds from the sale of the capital securities will be invested by PNC Capital in junior subordinated debt securities of PNC. PNC will use the proceeds from the sale of the junior subordinated debt securities to PNC Capital for general corporate purposes, which may include:

•	advances to its subsidiaries to finance their activities,

•	financing of possible future acquisitions,

•	repayment of outstanding indebtedness, and

•	repurchases of issued and outstanding shares of common and/or preferred stock under authorized programs of PNC.

Until it uses the net proceeds for these purposes, PNC will use the net proceeds to reduce short term indebtedness or for temporary investments. PNC expects to incur additional indebtedness in the future to fund its business. PNC or one of its subsidiaries may enter into a swap agreement in connection with the sale of the junior subordinated debt securities and may earn additional income from that transaction.

DESCRIPTION OF THE CAPITAL SECURITIES

The capital securities will be issued pursuant to the terms of the amended and restated declaration of trust of PNC Capital. The declaration will be qualified as an indenture under the Trust Indenture Act of 1939. The institutional trustee, The Bank of New York, will act as indenture trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the capital securities will include those stated in the declaration and those made part of the declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the capital securities is not intended to be complete and is qualified by the declaration, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act. A form of the declaration is filed as an exhibit to the registration statement of which this prospectus is a part.

General

The declaration authorizes the regular trustees to issue on behalf of PNC Capital the common securities and the capital securities. These trust securities represent undivided beneficial interests in the assets of PNC Capital. All of the common securities will be owned, directly or indirectly, by PNC. The common securities rank equally, and payments will be made on the common securities on a ratable basis, with the capital securities. If a default under the declaration occurs and continues, however, the rights of the holders of the common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. The declaration does not permit the issuance by PNC Capital of any securities other than the trust securities or the incurrence of any indebtedness by PNC Capital.

Pursuant to the declaration, the institutional trustee will hold title to the junior subordinated debt securities purchased by PNC Capital for the benefit of the holders of the trust securities. The payment of distributions out of money held by PNC Capital, and payments upon redemption of the capital securities or liquidation of PNC Capital out of money held by PNC Capital, are guaranteed by PNC to the extent described under “Description of Guarantee.” The guarantee will be held by The Bank of New York, the guarantee trustee, for the benefit of the holders of the capital securities. The guarantee does not cover payment of distributions when PNC Capital does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of capital securities is to:

•	vote to direct the institutional trustee to enforce the institutional trustee’s rights under the junior subordinated debt securities; or

•	if the failure of PNC Capital to pay distributions is attributable to the failure of PNC to pay interest or principal on the junior subordinated debt securities, sue PNC, on or after the respective due dates specified in the junior subordinated debt securities, for enforcement of payment to such holder of the principal or interest on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the capital securities of such holder.

Distributions

Distributions on the capital securities will be fixed at a rate per annum of     % of the stated liquidation amount of $25 per capital security. Distributions not paid when due, or when they would be due if not for any extension period or default by PNC on the junior subordinated debt securities, will themselves accumulate additional interest at the annual rate of     % thereof compounded quarterly. When this prospectus refers to any payment of distributions, distributions include any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

Distributions on the capital securities will be cumulative, will accrue from and including          , 20   and will be payable quarterly in arrears on          ,          ,          and           of each year, beginning          , 20  . When, as and if available for payment, distributions will be made by the institutional trustee, except as otherwise described below.

The distribution rate and the distribution payment dates and other payment dates for the capital securities will correspond to the interest rate and interest payment dates and other payment dates on the junior subordinated debt securities.

Deferral of Distributions.  PNC has the right under the indenture to defer interest payments on the junior subordinated debt securities for an extension period not exceeding 40 consecutive quarterly interest periods, subject to certain conditions, during which no interest shall be due and payable. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debt securities. An extension period begins on the first interest payment date on which interest has been deferred and terminates on the first day thereafter on which all amounts deferred, including accrued interest thereon, have been repaid in cash. As a consequence of PNC’s extension of the interest payment period, distributions on the capital securities would be deferred during any such extended interest payment period. During an extension period, the amount of distributions due to you will continue to accumulate and such deferred distributions will themselves accrue interest. In the event that PNC exercises its right to extend an interest payment period, then:

(1) PNC shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment relating thereto other than:

•	repurchases, redemptions or other acquisitions of shares of capital stock of PNC in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	repurchases of shares of common stock of PNC pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of PNC’s capital stock for any other class or series of PNC’s capital stock;

•	the purchase of fractional interests in shares of PNC’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	purchase of PNC’s capital stock in connection with the distribution thereof; and

(2) PNC shall not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by PNC that rank equally with or junior to the junior subordinated debt securities, other than any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the junior subordinated debt securities), provided that such payments are made in accordance with the second-to-last paragraph on page 32 under “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” to the extent it applies, and any payments of deferred interest on parity securities that, if not made, would cause PNC to breach the terms of the instrument governing such parity securities.

These restrictions, however, will not apply to any stock dividends paid by PNC where the dividend stock is the same stock as that on which the dividend is being paid. In addition, PNC may pay current interest at any time with cash from any source.

If any extension period lasts longer than one year, unless required to do so by the Federal Reserve and subject to the exceptions listed in the preceding paragraph, PNC will covenant not to repurchase any of its common stock for a one-year period following the payment of all deferred interest on the junior subordinated debt securities pursuant to the alternative payment mechanism described in “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” below.

Prior to the termination of any extension period, PNC may further extend such extension period, so long as such extension period, together with all such previous extension periods, do not exceed 40 consecutive quarterly interest periods. An extension period cannot extend, however, beyond the maturity date of the junior subordinated debt securities.

Upon the termination of any extension period and the payment of all amounts then due, PNC may commence a new extension period, which must comply with the above requirements. Consequently, there could be several extension periods of varying lengths throughout the term of the junior subordinated debt securities. The regular trustees shall give the holders of the capital securities notice of any extension period upon their receipt of notice thereof from PNC. If distributions are deferred, the deferred distributions and accrued interest on such distributions will be paid to holders of record of the capital securities as they appear on the securities register of PNC Capital on the record date immediately preceding the termination of the related extension period. See “Description of the Junior Subordinated Debt Securities — Interest” and “— Option to Extend Interest Payment Period.”

Payment of Distributions.  Distributions on the capital securities will be payable to the extent that PNC Capital has funds available for the payment of such distributions. PNC Capital’s funds available for distribution to the holders of the capital securities will be limited to payments received from PNC on the junior subordinated debt securities. The payment of distributions out of monies held by PNC Capital is guaranteed by PNC to the extent set forth under “Description of Guarantee.” See “Description of the Junior Subordinated Debt Securities.”

Distributions on the capital securities will be payable to the holders named on the securities register of PNC Capital at the close of business on the relevant record dates. As long as the capital securities remain in book-entry only form, the record date will be one business day before the distribution dates. Such distributions will be paid through the institutional trustee who will hold amounts received in respect of the junior subordinated debt securities in the property account for the benefit of the holders of the trust securities. Unless any applicable laws and regulations and the provisions of the declaration state otherwise, each such payment will be made as described under “— Book-Entry Only Issuance” below.

In the event that the capital securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the capital securities are listed and, if none, the regular trustees will have the right to select relevant record dates, which will be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the capital securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such next business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. A “business day” means any day other than Saturday, Sunday or any other day on which banking institutions in the City of New York, the City of Pittsburgh, Pennsylvania or the Commonwealth of Pennsylvania are permitted or required by any applicable law, regulation or executive order to close.

Redemption of Trust Securities

The capital securities have no stated maturity date but will be redeemed upon the maturity date of the junior subordinated debt securities, or earlier on the dates and to the extent the junior subordinated debt securities are redeemed. See “Description of the Junior Subordinated Debt Securities — Optional Redemption.” Some or all of the capital securities may be redeemed at the option of PNC Capital on one or more occasions at any time on or after          , 20  . The capital securities may also be redeemed, in whole or in part, at any time upon the occurrence of a Tax Event, a Rating Agency Event, an Investment Company Event or a Regulatory Capital Event. PNC must redeem all of the outstanding capital securities on,          , 20  , the maturity date. See “Description of the Junior Subordinated Debt Securities — General.” Any redemption of the junior subordinated debt securities prior to the termination of the capital replacement covenant will be subject to the terms of the capital replacement covenant.

If then required, PNC will obtain the concurrence or approval of the Federal Reserve before exercising its redemption rights described in the preceding paragraph.

Upon the maturity of the junior subordinated debt securities, the proceeds of their repayment will simultaneously be applied to redeem all outstanding trust securities at the applicable redemption price. Upon the redemption of the junior subordinated debt securities, whether in whole or in part, either at the option of PNC or pursuant to a Tax Event, a Rating Agency Event, an Investment Company Event or a Regulatory Capital Event, PNC Capital will use the cash it receives upon the redemption to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed at the applicable redemption price. Before such redemption, holders of trust securities will be given not less than 30 or more than 60 days’ notice. In the event that fewer than all of the outstanding capital securities are to be redeemed, the capital securities will be redeemed on a ratable basis as described under “— Book-Entry Only Issuance” below. See “— Special Event Redemption” and “Description of the Junior Subordinated Debt Securities — Optional Redemption.” If a partial redemption of the capital securities resulting from a partial redemption of the junior subordinated debt securities would result in a delisting of the capital securities, PNC may only redeem the junior subordinated debt securities in whole.

Special Event Redemption

A “Tax Event” occurs when PNC determines, based on an opinion of a nationally recognized tax counsel experienced in such matters, that, as a result of any:

•	amendment to, or change (including any announced prospective change) in, or clarification of the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States or any political subdivision; or

•	amendment to, or change in, or clarification of the interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, including the enactment of any legislation and the publication of any judicial decision or regulatory determination or pronouncement on or after the date of this prospectus, there is more than an insubstantial risk that:

•	PNC Capital would be subject to United States federal income tax relating to interest accrued or received on the junior subordinated debt securities;

•	interest payable to PNC Capital on the junior subordinated debt securities would not be deductible, in whole or in part, by PNC for United States federal income tax purposes; or

•	PNC Capital would be subject to more than a minimal amount of other taxes, duties or other governmental charges.

A “Rating Agency Event” occurs when PNC reasonably determines that there has been a clarification or change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that then publishes a rating for PNC or PNC Capital (a “rating agency”) to its equity credit criteria for securities such as the junior subordinated debt securities as such criteria is in effect on the date of this prospectus (the “current criteria”), which clarification or change results in a lower equity credit being given to the junior subordinated debt securities as of the date of such change than the equity credit that would have been assigned to the junior subordinated debt securities as of the date of such change by such rating agency pursuant to its current criteria.

An “Investment Company Event” occurs when PNC determines, based on an opinion of a nationally recognized counsel experienced in such matters, that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that PNC Capital is or will be considered an “investment company” which is required to be registered under the Investment Company Act of 1940 (the “1940 Act”).

A “Regulatory Capital Event” occurs when PNC determines, based on an opinion of counsel experienced in such matters, who may be an employee of PNC or any of its affiliates, that, as a result of

•	any amendment to, clarification of or change (including any announced prospective change) in applicable laws, regulations, guidelines or policies with respect thereto or official interpretations thereof, or

•	any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, guidelines, policies or official interpretations thereof,

there is more than an insubstantial risk that the capital securities, or a portion thereof, will no longer constitute Tier 1 capital of PNC or any bank holding company of which PNC is a subsidiary for purposes of the capital adequacy guidelines or policies of the Federal Reserve; provided, however, that the distribution of the junior subordinated debt securities in connection with the liquidation of PNC Capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event, a Rating Agency Event, or an Investment Company Event.

This prospectus refers to a Tax Event, a Rating Agency Event, an Investment Company Event or a Regulatory Capital Event as a “Special Event.” Provided that PNC obtains any required regulatory approval, if a Special Event occurs and continues, PNC may, upon not less than 30 nor more than 60 days’ notice, redeem the junior subordinated debt securities, in whole or in part, for cash within 90 days following the occurrence of such Special Event, subject to the capital replacement covenant. Following such redemption, trust securities with an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed shall be redeemed by PNC Capital at the applicable redemption price on a ratable basis. If, however, at the time there is available to PNC or PNC Capital the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on PNC Capital, PNC or the holders of the trust securities, then PNC or PNC Capital will pursue such measure instead of redemption and provided further that in the case of a Regulatory Event, a result of which is that only a portion of the capital securities will not qualify as Tier 1 capital of PNC, PNC may redeem an amount of junior subordinated debt securities up to the amount that would no longer qualify as Tier 1 capital.

Distribution of the Junior Subordinated Debt Securities

PNC has the right to dissolve PNC Capital at any time, subject to prior approval of the Federal Reserve, if required. If PNC terminates PNC Capital and does not cause the capital securities to be redeemed for cash (subject to the prior approval of the Federal Reserve and pursuant to the terms of the Capital Replacement Covenant), PNC Capital will redeem the capital securities, after satisfaction of the liabilities of creditors of PNC Capital as provided by applicable law, by distributing the junior subordinated debt securities to holders of the capital securities and the common securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such securities then outstanding.

If the junior subordinated debt securities are distributed to the holders of the capital securities, PNC will use its best efforts to cause the junior subordinated debt securities to be listed on the NYSE or on such other exchange as the capital securities are then listed.

After the date for any distribution of junior subordinated debt securities upon dissolution of PNC Capital:

•	the capital securities will no longer be deemed to be outstanding;

•	the securities depositary or its nominee, as the record holder of the capital securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution; and

•	any certificates representing capital securities not held by the depositary or its nominee will be deemed to represent junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such capital securities until such certificates are presented to PNC or its agent for transfer or reissuance.

Redemption Procedures

PNC Capital may not redeem fewer than all of the outstanding capital securities unless all accrued and unpaid distributions have been paid on all capital securities for all quarterly distribution periods terminating on or prior to the date of redemption.

If (1) PNC Capital gives an irrevocable notice of redemption of the capital securities, and (2) if PNC has paid to the institutional trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debt securities, then, by 12:00 noon, New York City time, on the redemption date, the institutional trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price. PNC Capital will also give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the capital securities.

Once notice of redemption is given and redemption funds are deposited, distributions will cease to accrue and all rights of holders of capital securities called for redemption will cease, except the right of the holders to receive the redemption price but without interest on such redemption price. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

If payment of the redemption price for any capital securities is improperly withheld or refused and not paid either by PNC Capital, or by PNC pursuant to the guarantee, distributions on such capital securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price. See “— Book-Entry Only Issuance.”

In the event that fewer than all of the outstanding capital securities are to be redeemed, the capital securities will be redeemed in accordance with the depositary’s standard procedures. See “— Book-Entry Only Issuance.”

PNC or its subsidiaries may, at any time, and from time to time, purchase outstanding capital securities by tender, in the open market or by private agreement or otherwise.

Liquidation Distribution upon Dissolution

This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of PNC Capital as “liquidation.” If a liquidation occurs, the holders of the capital securities will be entitled to receive out of the assets of PNC Capital, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per capital security plus accrued and unpaid distributions thereon to the date of payment. However, such holders will not receive such distribution if PNC instead distributes on a ratable basis to the holders of the capital securities junior subordinated debt securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the capital securities outstanding at such time. See “— Distribution of the Junior Subordinated Debt Securities.”

If this distribution can be paid only in part because PNC Capital has insufficient assets available to pay in full the aggregate distribution, then the amounts payable directly by PNC Capital on the capital securities shall be paid on a ratable basis. The holders of the common securities will be entitled to receive distributions upon any such liquidation on a ratable basis with the holders of the capital securities. However, if a declaration default has occurred and is continuing, the capital securities will have a preference over the common securities with regard to such distributions.

Pursuant to the declaration, PNC Capital will terminate:

(1) on          , 20  , the expiration of the term of PNC Capital;

(2) upon the bankruptcy of PNC or the holder of the common securities;

(3) upon (a) the filing of a certificate of dissolution or its equivalent regarding the holder of the common securities or PNC, the filing of a certificate of cancellation regarding PNC Capital, or the revocation of the charter of the holder of the common securities or PNC and (b) the expiration of 90 days after the date of revocation without a reinstatement thereof;

(4) upon the distribution of junior subordinated debt securities to holders of capital securities;

(5) upon the entry of a decree of a judicial dissolution of the holder of the common securities, PNC or PNC Capital; or

(6) upon the redemption of all the trust securities.

Declaration Defaults

As described in “Description of the Junior Subordinated Debt Securities — Indenture Defaults,” an “indenture default” is a default under the indenture and also constitutes a “declaration default,” which is an event of default under the declaration relating to the trust securities. A deferral of interest payments on the junior subordinated debt securities made in accordance with the provisions described under “Description of the Junior Subordinated Debt Securities — Option to Extend Interest Payment Period” will not cause an indenture default.

Pursuant to the declaration, the holder of the common securities will be deemed to have waived any declaration defaults relating to the common securities until all declaration defaults relating to the capital securities have been cured, waived or otherwise eliminated. Until such declaration defaults relating to the capital securities have been so cured, waived, or otherwise eliminated, the institutional trustee will be deemed to be acting solely on behalf of the holders of the capital securities. Only the holders of the capital securities will have the right to direct the institutional trustee as to matters under the declaration, and therefore the indenture. In the event that any declaration default relating to the capital securities is waived by the holders of the capital securities as provided in the declaration, the holders of common securities pursuant to the declaration have agreed that such waiver also constitutes a waiver of such declaration default relating to the common securities for all purposes under the declaration without any further act, vote or consent of the holders of common securities. See “— Voting Rights.”

If the institutional trustee fails to enforce its rights under the junior subordinated debt securities to demand payment on behalf of the holders, any holder of capital securities may directly institute a legal proceeding against PNC to enforce these rights as to such holder’s capital securities without first suing the institutional trustee or any other person or entity. If a declaration default has occurred and is continuing and such event is attributable to the failure of PNC to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of capital securities may also bring such direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the capital securities of such holder on or after the respective due date specified in the junior subordinated debt securities (other than in connection with a deferral of interest made in accordance with the provisions described below in “Description of the Junior Subordinated Debt Securities — Option to Extend Interest Payment Period”). Such holder need not first (1) direct the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) sue PNC to enforce the institutional trustee’s rights under the junior subordinated debt securities.

In connection with such direct action, PNC will be subrogated to the rights of such holder of capital securities under the declaration to the extent of any payment made by PNC to such holder of capital securities in such direct action. This means that PNC will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from PNC Capital. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Upon the occurrence of an indenture event of default and acceleration, the institutional trustee as the sole holder of the junior subordinated debt securities will have the right under the indenture to declare the principal of and interest on the junior subordinated debt securities to be immediately due and payable. PNC and PNC Capital are each required to file annually with the institutional trustee an officers’ certificate as to its compliance with all conditions and covenants under the declaration.

The declaration will provide that each holder of a capital security, by such holder’s acceptance of the capital security, will agree that, in the event of any payment or distribution of assets to creditors of PNC upon any liquidation, dissolution, winding up, reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to PNC, the holders of capital securities will not have a claim for deferred distributions that exceed 25% of the then outstanding aggregate principal amount of junior subordinated debt securities. See “Description of the Junior Subordinated Debt Securities — Limitation on Claims with Respect to Certain Deferred Interest Obligations.”

Voting Rights

Except as described in this prospectus under “Description of Guarantee — Modification of Guarantee; Assignment,” and except as provided under the Delaware Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the declaration, the holders of the capital securities will have no voting rights.

The holders of a majority in aggregate liquidation amount of the capital securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders also have the right to direct the institutional trustee under the declaration to:

(1) direct any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee;

(2) waive any past indenture event of default and acceleration that is waivable under Section 5.6 of the indenture;

(3) exercise any right to rescind or annul an acceleration of the maturity of the junior subordinated debt securities; or

(4) consent to any amendment, modification or termination of the indenture where such consent is required.

Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debt securities, or a “super majority,” then only holders of that super majority may direct the institutional trustee to give such consent or take such action.

The institutional trustee is required to notify all holders of the capital securities of any notice of default received from the indenture trustee. The notice is required to state that the default also constitutes a declaration default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel. The opinion must be to the effect that, as a result of such action, PNC Capital will not fail to be classified as a grantor trust for United States federal income tax purposes.

If the consent of the institutional trustee is required under the indenture for any amendment, modification or termination of the indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. Then, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority, however, the institutional trustee may only give such consent at the direction of the holders of the same super majority of the holders of the trust securities. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

A waiver of an indenture default by the institutional trustee at the direction of the holders of the capital securities will constitute a waiver of the corresponding declaration default.

Any required approval or direction of holders of capital securities may be given at a separate meeting of holders of capital securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent. The regular trustees will mail to each holder of record of capital securities a notice of any meeting at which such holders are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken. Each such notice will include a statement setting forth the following information:

•	the date of such meeting or the date by which such action is to be taken;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.

No vote or consent of the holders of capital securities will be required for PNC Capital to redeem and cancel capital securities or distribute junior subordinated debt securities in accordance with the declaration.

Despite the fact that holders of capital securities are entitled to vote or consent under the circumstances described above, any capital securities that are owned at the time by PNC or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, PNC, will not be entitled to vote or consent. Instead, these capital securities will be treated as if they were not outstanding.

The procedures by which holders of capital securities may exercise their voting rights are described below. See “— Book-Entry Only Issuance.”

Holders of the capital securities generally will have no rights to appoint or remove the regular trustees. Instead, these trustees may be appointed, removed or replaced solely by PNC as the indirect or direct holder of all of the common securities.

Modification of the Declaration

The declaration may be modified and amended if approved by the regular trustees, and in certain circumstances, the institutional trustee and the Delaware trustee. If, however, any proposed amendment provides for, or the regular trustees otherwise propose to effect,

(1) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration or otherwise or

(2) the dissolution, winding-up or termination of PNC Capital other than pursuant to the terms of the declaration,

then the holders of the trust securities voting together as a single class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities affected thereby. If, however, any amendment or proposal referred to in clause (1) above would adversely affect only the capital securities or only the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of trust securities.

Despite the foregoing, no amendment or modification may be made to the declaration if such amendment or modification would

(1) cause PNC Capital to be classified for United States federal income tax purposes as other than a grantor trust,

(2) reduce or otherwise adversely affect the powers of the institutional trustee or

(3) cause PNC Capital to be deemed an “investment company” which is required to be registered under the 1940 Act.

Mergers, Consolidations or Amalgamations

PNC Capital may not consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body except as described below. PNC Capital may, with the consent of the regular trustees and without the consent of the holders of the trust securities, consolidate, amalgamate or merge with or into, or be replaced by, a trust organized as such under the laws of any State, provided that:

(1) such successor entity either

(a) expressly assumes all of the obligations of PNC Capital under the trust securities or

(b) substitutes for the capital securities other successor securities having substantially the same terms as the capital securities, so long as the successor securities rank the same as the capital securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

(2) PNC expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the junior subordinated debt securities;

(3) the capital securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the capital securities are then listed or quoted;

(4) such merger, consolidation, amalgamation or replacement does not cause the capital securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

(5) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(6) such successor entity has a purpose identical to that of PNC Capital;

(7) prior to such merger, consolidation, amalgamation or replacement, PNC Capital has received an opinion of a nationally recognized counsel to PNC Capital experienced in such matters to the effect that

(a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(b) following such merger, consolidation, amalgamation or replacement, neither PNC Capital nor such successor entity will be required to register as an “investment company” under the 1940 Act; and

(c) following such merger, consolidation, amalgamation or replacement, PNC Capital or such successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

(8) PNC guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Despite the foregoing, PNC Capital will not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate or merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate or merge with or into, or replace, it if such matters, such consolidation, amalgamation, merger or replacement would cause PNC Capital or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

If PNC is involved in a business combination where, immediately after the consummation of such business combination, more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then:

(1) any interest on the junior subordinated debt securities that is deferred and unpaid as of the date of consummation of the business combination shall not be subject to the alternative payment mechanism described in “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” below to the extent that the extension period is terminated on the next interest payment date following the date of consummation of the business combination; and

(2) PNC’s covenant not to repurchase any of its common stock for a one year period following the end of an extension period that lasts longer than one year described below under “Description of the Junior Subordinated Debt Securities — Option to Extend Interest Payment Period” will not apply to any extension period that is terminated on the next interest payment date following the date of consummation of the business combination.

Book-Entry Only Issuance

The capital securities will be book-entry securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global capital securities, without distribution coupons. Each global capital security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), a securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these capital securities and will be considered the sole owner of the capital securities for purposes of the declaration.

Purchasers of capital securities may hold interests in the global capital securities through DTC only if they are a participant in the DTC system. Purchasers may also hold interests through a securities intermediary — banks, brokerage houses and other institutions that maintain securities accounts for customers — that has an account with DTC or its nominee (“participants”). DTC will maintain accounts showing the capital security holdings of its participants, and these participants will in turn maintain accounts showing the capital security holdings of their customers. Some of these customers may themselves be securities intermediaries holding capital securities for their customers. Thus, each beneficial owner of a book-entry capital security will hold that capital security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The capital securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the capital securities will generally not be entitled to have the capital securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of capital securities.

The book-entry system for holding capital securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer or pledge book-entry securities.

In this prospectus, for book-entry capital securities, references to actions taken by capital security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to capital security holders will mean payments and notices of redemption to DTC as the registered holder of the capital securities for distribution to participants in accordance with DTC’s procedures.

A beneficial owner of book-entry securities represented by a global capital security may exchange the securities for definitive (paper) capital securities only if:

(a) DTC is unwilling or unable to continue as depositary for such global capital security and PNC is unable to find a qualified replacement for DTC within 90 days;

(b) at any time DTC ceases to be a clearing agency registered under the Exchange Act; or

(c) PNC in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive capital securities in registered form.

Any global capital security that is exchangeable will be exchangeable in whole for definitive capital securities in registered form, with the same terms and of an equal aggregate liquidation amount, in denominations of $25 and whole multiples of $25. Definitive capital securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

PNC and the regular trustees will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DTC may discontinue providing its services as securities depositary with respect to the capital securities at any time by giving reasonable notice to PNC Capital. Under such circumstances, in the event that a successor securities depositary is not obtained, capital securities certificates are required to be printed and delivered. Additionally, the regular trustees, with the consent of PNC, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the capital securities. In that event, certificates for the capital securities will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that PNC and PNC Capital believe to be reliable, but neither PNC nor PNC Capital takes responsibility for the accuracy thereof.

Information Concerning the Institutional Trustee

Prior to the occurrence of a default relating to the trust securities, the institutional trustee undertakes to perform only such duties as are specifically set forth in the declaration. After a default, the institutional trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The institutional trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of capital securities unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Despite the foregoing, the holders of capital securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration default.

Paying Agent

In the event that the capital securities do not remain in book-entry only form, the following provisions will apply:

•	the institutional trustee will act as paying agent and may designate an additional or substitute paying agent at any time;

•	registration of transfers of capital securities will be effected without charge by or on behalf of PNC Capital, but upon payment, with the giving of such indemnity as PNC Capital or PNC may require, in respect of any tax or other government charges that may be imposed in relation to it; and

•	PNC Capital will not be required to register or cause to be registered the transfer of capital securities after such capital securities have been called for redemption.

Governing Law

The declaration and the capital securities for all purposes will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The regular trustees are authorized and directed to operate PNC Capital in such a way that PNC Capital will not be required to register as an “investment company” under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. PNC is authorized and directed to conduct its affairs so that the junior subordinated debt securities will be treated as indebtedness of PNC for United States federal income tax purposes. In this connection, PNC and the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of PNC Capital or the articles of incorporation of PNC, that each of PNC and the regular trustees determine in their discretion to be necessary or desirable to achieve such ends, as long as such action does not adversely affect the interests of the holders of the capital securities or vary the terms of the capital securities in any material way.

Holders of the capital securities have no preemptive rights.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

Set forth below is a description of the specific terms of the junior subordinated debt securities in which PNC Capital will invest the proceeds from the issuance and sale of the trust securities. The following description is not intended to be complete and is qualified by the indenture, dated as of          , 20  , between PNC and The Bank of New York, as the indenture trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and by the Trust Indenture Act. Several capitalized terms used herein are defined in the indenture. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

As discussed more fully below, upon the dissolution of PNC Capital, provided that any required regulatory approval is obtained, the junior subordinated debt securities may be distributed to the holders of the trust securities in liquidation of PNC Capital. See “Description of the Capital Securities — Distribution of the Junior Subordinated Debt Securities.”

If the junior subordinated debt securities are distributed to the holders of the capital securities, PNC will use its best efforts to have the junior subordinated debt securities listed on the NYSE or on such other exchange on which the capital securities are then listed.

General

The junior subordinated debt securities will be issued as unsecured debt under the indenture and will initially be limited in aggregate principal amount to approximately $     . This amount is the sum of the

aggregate stated liquidation amount of the capital securities and the capital contributed by PNC to PNC Capital in exchange for the common securities. (Section 3.1)

The entire principal amount of the junior subordinated debt securities will mature and become due and payable, together with any accrued and unpaid interest thereon including compound interest and any additional interest, on          , 20  . PNC must pay this amount in full without regard to the source of funds. PNC’s failure to do so would trigger an indenture default.

PNC has the right to dissolve PNC Capital at any time, subject to prior approval of the Federal Reserve, if required. If PNC terminates PNC Capital and does not cause the capital securities to be redeemed for cash (subject to the prior approval of the Federal Reserve and pursuant to the terms of the Capital Replacement Covenant), PNC Capital will redeem the capital securities, after satisfaction of the liabilities of creditors of PNC Capital as provided by applicable law, by distributing the junior subordinated debt securities to holders of the capital securities and the common securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such securities then outstanding.

If junior subordinated debt securities are distributed to holders of capital securities in liquidation of such holders’ interests in PNC Capital, such junior subordinated debt securities will initially be issued in the form of one or more global securities (as described below). As described below under “— Discontinuance of the Depositary’s Services,” junior subordinated debt securities may be issued in certificated form in exchange for a global security. In the event that junior subordinated debt securities are issued in certificated form, such junior subordinated debt securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on junior subordinated debt securities issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the junior subordinated debt securities.

In the event junior subordinated debt securities are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debt securities will be registrable and junior subordinated debt securities will be exchangeable for junior subordinated debt securities of other authorized denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York. Payment of interest on certificated junior subordinated debt securities may be made at the option of PNC by check mailed to the address of the persons entitled thereto.

PNC does not intend to issue the junior subordinated debt securities to anyone other than PNC Capital.

There are no covenants or provisions in the indenture that would afford the holders of the junior subordinated debt securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving PNC that may adversely affect such holders.

Subordination

The indenture provides that the junior subordinated debt securities are subordinated and junior, both in liquidation and in priority of payment of interest, to the extent specified in the indenture, to all Senior Indebtedness (as defined below) of PNC. This means that no payment of principal, including redemption payments, premium, if any, or interest on the junior subordinated debt securities may be made if:

•	any Senior Indebtedness of PNC has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any Senior Indebtedness of PNC has been accelerated because of a default.

Upon any payment by PNC or distribution of assets of PNC to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of PNC must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of PNC then outstanding, the rights of the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness of PNC to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the junior subordinated debt securities are paid in full.

The term “Senior Indebtedness” means, with respect to PNC:

(1) the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued, assumed or guaranteed by PNC including without limitation (i) all guarantees by PNC of indebtedness (whether now or hereafter outstanding) of PNC Funding Corp issued under the indenture, dated as of December 1, 1991, among PNC Funding Corp, as issuer, PNC, as Guarantor, and The Bank of New York, successor to Manufacturers Hanover Trust Company, as trustee, as the same has been or may be amended, modified, or supplemented from time to time, (ii) all guarantees by PNC of indebtedness (whether now or hereafter outstanding) issued under the indenture, dated as of June 30, 2005, among PNC Funding Corp, as issuer, PNC, as Guarantor, and The Bank of New York, successor to JPMorgan Chase Bank, N.A., as trustee, as the same has been or may be amended, modified, or supplemented from time to time, (iii) all guarantees by PNC of indebtedness (whether now or hereafter outstanding) issued under the indenture dated as of December 20, 2006, among PNC Funding Corp., as issuer, PNC as Guarantor, and The Bank of New York, as trustee, as the same has been or may be amended, modified, or supplemented from time to time, (iv) all indebtedness (whether now or hereafter outstanding) issued to a PNC Trust under the junior subordinated indentures, dated as of May 19, 1997 and June 9, 1998 between PNC and Deutsche Bank Trust Company Americas, successor to Bankers Trust Company, as trustee, as the same have been or may be amended, modified or supplemented from time to time (the indentures referred to in (iv) above are referred to as the “prior junior subordinated debt indentures”), and (v) any guarantee entered into by PNC in respect of any preferred securities, capital securities or preference stock of a PNC Trust to which PNC issued any indebtedness under the prior junior subordinated debt indenture;

(2) all capital lease obligations of PNC;

(3) all obligations of PNC issued or assumed as the deferred purchase price of property, all conditional sale obligations of PNC and all obligations of PNC under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business);

(4) all obligations, contingent or otherwise, of PNC in respect of any letters of credit, bankers acceptance, security purchase facilities or similar credit transactions;

(5) all obligations of PNC in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which PNC is responsible or liable as obligor, guarantor or otherwise; and

(7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of PNC, whether or not such obligation is assumed by PNC except that Senior Indebtedness will not include

(A) any other indebtedness issued under the indenture;

(B) the capital securities guarantee;

(C) any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with, the junior subordinated debt securities and the issuance of which does not at the time of issuance prevent the junior subordinated debt securities from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of PNC’s Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations, or the concurrence or approval of the Federal Reserve; and

(D) trade accounts payable and other accrued liabilities arising in the ordinary course of business.

“PNC Trust” means each of PNC Institutional Capital Trust B, PNC Capital Trust C, PNC Capital Trust D or any other similar trust created for the purpose of issuing preferred securities (other than enhanced trust preferred securities) in connection with the issuances of junior subordinated debt securities under the prior junior subordinated debt indentures. Because the capital securities and similar enhanced trust preferred securities cannot be issued in connection with the issuance of junior subordinated debt securities under the prior junior subordinated debt indentures, a PNC Trust does not include any trust created for the purpose of issuing the capital securities or similar enhanced trust preferred securities. Under the above definitions, in addition to indebtedness issued to a PNC Trust under the prior junior subordinated debt indentures, Senior Indebtedness will also include any other indebtedness issued to a trust created for the purpose of issuing preferred securities, or any guarantee of such indebtedness, unless such indebtedness or guarantee by its terms is subordinated to, or ranks equally with, the junior subordinated debt securities.

Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The junior subordinated debt securities will rank senior to all of PNC’s equity securities, including preferred stock.

The indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by PNC.

Notwithstanding the above and anything to the contrary in this prospectus, holders of Senior Indebtedness will not have any rights under the indenture to enforce any of the covenants in the indenture, including those described in “— Alternative Payment Mechanism.”

Limitation on Claims with Respect to Certain Deferred Interest Obligations

The indenture provides that by a holder of a junior subordinated debt security accepting the junior subordinated debt security, such holder agrees that, upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to PNC, such holder does not have a claim for deferred interest accrued and unpaid as of and after the time of such event (including any compounded interest thereon) in an amount greater than 25% of the original principal amount of such junior subordinated debt security.

Optional Redemption

PNC will have the right to redeem the junior subordinated debt securities, in whole or in part, from time to time, on or after          , 20  , or at any time upon the occurrence of a Tax Event, a Rating Agency Event, an Investment Company Event or a Regulatory Capital Event, as described above, upon not less than 30 nor more than 60 days’ notice; provided that PNC may not exercise its right of optional redemption in respect of less than all of the outstanding junior subordinated debt securities unless and until all deferred interest outstanding on all junior subordinated debt securities has been paid in full; and provided further that in the case of a Regulatory Event, the result of which is that only a portion of the capital securities will not qualify as Tier 1 capital of PNC, the maximum principal amount of junior subordinated debt securities that may be redeemed is the amount that corresponds to the capital securities that would no longer qualify as Tier 1 capital as a result of such Regulatory Event.

PNC may not redeem the junior subordinated debt securities unless it receives the prior approval of the Federal Reserve to do so, if such approval is then required by the Federal Reserve. Any redemption of the junior subordinated debt securities prior to          , 20   will also be subject to the terms of the capital replacement covenant. See “Certain Terms of the Capital Replacement Covenant.”

In the case of a redemption prior to          , 20   upon the occurrence of a Rating Agency Event, as described above, the redemption price will equal the greater of (a) $25 per junior subordinated debt security and (b) the sum of the present values of $25 per junior subordinated debt security and all scheduled payments of interest from the redemption date to and including          , 20  , discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the

treasury rate plus          , in each case plus accrued and unpaid interest, including any additional interest (as described below), to the redemption date. In case of a redemption on or after          , 20  , or upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event, as described above, the redemption price will be equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including any additional interest (as described below), to the redemption date.

For purposes of calculating the redemption price upon the occurrence of a Rating Agency Event, as described in the first sentence of the immediately preceding paragraph:

•	“treasury rate” means the semi-annual equivalent yield to maturity of the treasury security that corresponds to the treasury price (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•	“treasury security” means the U.S. Treasury security that the treasury dealer determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the junior subordinated debt securities being redeemed in a tender offer based on a spread to U.S. Treasury yields;

•	“treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then the “treasury price” will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances; and

•	“treasury dealer” means (or its successor), or, if (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by PNC for these purposes.

If a partial redemption of the capital securities resulting from a partial redemption of the junior subordinated debt securities would result in the delisting of the capital securities, PNC may only redeem the junior subordinated debt securities in whole. (Section 11.2) PNC may need regulatory approval to redeem the junior subordinated debt securities. See “Description of the Capital Securities — Special Event Redemption.”

Interest

The junior subordinated debt securities will bear interest at the annual rate of     %, from and including the original date of issuance, payable quarterly in arrears on          ,          ,           and           of each year, beginning          , 20  . Each date on which interest is payable is called an “interest payment date.” Interest will be paid to the person in whose name such junior subordinated debt security is registered, with limited exceptions, at the close of business on the business day preceding such interest payment date. In the event the junior subordinated debt securities shall not continue to remain in book-entry only form, PNC shall have the right to select record dates, which shall be more than 14 days but less than 60 days prior to the interest payment date.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

Option to Extend Interest Payment Period

PNC has the right to defer interest payments by extending the interest payment period for an extension period not exceeding 40 consecutive quarterly interest periods. However, no extension period may extend beyond the maturity of the junior subordinated debt securities. At the end of any extension period, PNC will pay all interest then accrued and unpaid, including any additional interest as described under “— Additional Interest” below, together with interest thereon compounded quarterly at the rate specified for the junior subordinated debt securities to the extent permitted by applicable law. An extension period begins on the first interest payment date on which interest has been deferred and terminates on the first day thereafter on which all amounts deferred, including accrued interest thereon, have been repaid pursuant to the alternative payment mechanism, subject to limited exceptions. See “— Alternative Payment Mechanism” below. During any such extension period:

•	PNC will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than:

•	repurchases, redemptions or other acquisitions of shares of capital stock of PNC in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	repurchases of shares of common stock of PNC pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of PNC’s capital stock for any other class or series of PNC’s capital stock;

•	the purchase of fractional interests in shares of PNC’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	purchase of PNC’s capital stock in connection with the distribution thereof; and

•	PNC shall not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by PNC that rank equally with or junior to the junior subordinated debt securities, other than any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the junior subordinated debt securities), provided that such payments are made in accordance with the second-to-last paragraph on page 32 under “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” to the extent it applies, and any payments of deferred interest on parity securities that, if not made, would cause PNC to breach the terms of the instrument governing such parity securities.

The foregoing, however, will not apply to any stock dividends paid by PNC where the dividend stock is the same stock as that on which the dividend is being paid. (Section 13.3) PNC may pay current interest at any time with cash from any source.

In addition, if any extension period lasts longer than one year, unless required to do so by the Federal Reserve and subject to the exceptions listed in the preceding paragraph, PNC will covenant not to repurchase any of its common stock for a one-year period following the payment of all deferred interest pursuant to the alternative payment mechanism described in “— Alternative Payment Mechanism” below.

Prior to the termination of any extension period, PNC may further defer payments of interest by extending such extension period. Such extension period, including all such previous and further extensions, however, may not exceed 40 consecutive quarterly interest periods, including the quarterly interest period in which notice of such extension period is given. No extension period, however, may extend beyond the maturity of the junior subordinated debt securities. Upon the termination of any extension period and the payment of all amounts then due, PNC may commence a new extension period, if consistent with the terms set forth in this section. No interest during an extension period, except at the end of such period, shall be due and payable. However, PNC has the right to prepay accrued interest during an extension period.

PNC has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debt securities, and it currently believes that the likelihood of its exercising its right to defer interest payments is remote. If the institutional trustee is the sole holder of the junior subordinated debt securities, PNC will give the regular trustees and the institutional trustee notice of its selection of such extension period at least two business days prior to the earlier of

(1) the date distributions on the capital securities would be payable, if not for such extension period, or

(2) the date the regular trustees are required to give notice to the NYSE or other applicable self regulatory organization or to holders of the capital securities of the record date or the date such distributions would be payable, if not for such extension period;

provided, that, in any event, PNC is required to give the regular trustees or the institutional trustee notice of its selection of such extension period no more than 15 business days and no less than 5 business days before the next succeeding interest payment date on the junior subordinated debt securities. The regular trustees will give notice of PNC’s selection of such extension period to the holders of the capital securities. If the institutional trustee is not the sole holder of the junior subordinated debt securities, PNC will give the holders of the junior subordinated debt securities notice of its selection of such extension period at least ten business days before the earlier of

(1) the next succeeding interest payment date or

(2) the date upon which PNC is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the junior subordinated debt securities of the record or payment date of such related interest payment;

provided, that, in any event, PNC is required to give the holders of the junior subordinated debt securities notice of its selection of such extension period no more than 15 business days and no less than 5 business days before the next succeeding interest payment date. A notice of extension, once given, will be irrevocable. The indenture also provides that PNC must notify the Federal Reserve (1) of the commencement of any extension period and (2) of the fifth anniversary of the commencement of an extension period that is continuing or its earlier payment of current interest during an extension period. (Sections 13.1 and 13.2)

Alternative Payment Mechanism

If PNC has exercised its right to defer payments on the junior subordinated debt securities, PNC may not pay deferred interest in an amount that exceeds the “new equity amount” as of the date such payment is made. Notwithstanding the above, at maturity of the junior subordinated debt securities, or in the case of an indenture event of default and acceleration, or upon the occurrence of a supervisory event, PNC may pay accrued and unpaid interest without regard to the source of funds.

The indenture defines “new equity amount,” as of any date, as (i) the net cash proceeds plus (ii) the fair market value of property, other than cash, received by PNC or any of its subsidiaries during the 180-day period immediately prior to such date from one or more sales to persons other than subsidiaries of PNC of:

•	shares of PNC common stock, including treasury stock and shares of common stock sold pursuant to our dividend reinvestment plan and employee benefit plans; and/or

•	PNC “qualified warrants” that PNC sells at its sole discretion.

“Qualified warrants” means any common stock warrants that (1) have an exercise price greater than the “current stock market price” of PNC’s common stock on their date of issuance, and (2) PNC is not entitled to redeem for cash and the holders are not entitled to require PNC to repurchase for cash in any circumstances.

PNC intends that any qualified warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of its common stock on the date of issuance. The “current stock market price” of PNC’s common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the NYSE or, if PNC’s common stock is not then listed on the NYSE, as reported by the principal U.S. securities exchange on which PNC’s common stock is traded. If PNC’s common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for its common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If PNC’s common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for its common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by PNC for this purpose.

Obligations After Five Years of Deferral or Earlier Payment of Current Interest During Extension Period

The indenture will provide that commencing on the earlier of (i) the fifth anniversary of the commencement of an extension period, if on such date such extension period has not ended, and (ii) the date of any payment of current interest on the junior subordinated debt securities during an extension period, PNC shall be subject to the “alternative payment mechanism,” pursuant to which it will continuously use its “commercially reasonable efforts” to effect sales of its common stock, in an amount that will generate sufficient net proceeds to enable PNC to pay in full all deferred interest on the junior subordinated debt securities (subject to the “APM maximum obligation,” if applicable, and the “share cap amount,” as each of those terms is defined below); provided that PNC shall not be obligated to make offers of or to effect sales of its common stock during the occurrence and continuation of a “market disruption event” or a “supervisory event” and will be permitted to pay deferred interest using cash from any source upon the occurrence of a supervisory event. In addition, PNC will not be permitted to pay interest on the junior subordinated debt securities at a time when such payment would violate a specific prohibition against making an interest payment contained in the terms of any securities ranking pari passu with or senior to the junior subordinated debt securities.

The indenture defines “commercially reasonable efforts” in this context to mean commercially reasonable efforts on the part of PNC to complete the sale of shares of its common stock, including treasury shares, to third parties that are not subsidiaries of PNC. PNC will not be considered to have used its commercially reasonable efforts to effect a sale of stock if it determines not to pursue or complete such sale solely due to pricing considerations.

The sale of qualified warrants to pay deferred interest, subject to the restrictions and requirements set forth above, is an option that may be exercised at PNC’s sole discretion, subject to the APM maximum obligation and the share cap amount, and PNC will under no circumstances be obligated to sell qualified warrants or to apply the proceeds of any such sale to pay deferred interest on the junior subordinated debt securities. No class of investors of PNC’s securities, or any other party, may require PNC to issue qualified warrants.

PNC will not be required to apply the proceeds of stock sales to the payment of its deferred interest obligations on the junior subordinated debt securities prior to the fifth anniversary of the commencement of an extension period or the earlier payment of current interest during an extension period, but may elect to do so. Following such fifth anniversary or earlier payment of current interest, PNC will be required to apply the net proceeds received by it from sales of shares of its common stock, as promptly as practicable following receipt of such proceeds, to the payment of all amounts owing in respect of deferred interest, until all deferred interest has been paid in full; provided, that PNC shall not be obligated to sell its common stock or apply the proceeds from sales of its common stock, as applicable, to the payment of deferred interest on the junior subordinated debt securities if a market disruption event or supervisory event has occurred and is continuing. The application of proceeds from the sale of qualified warrants to pay deferred interest shall be within the sole discretion of PNC.

When subject to the alternative payment mechanism, PNC will not be obligated to issue common stock for the purpose of paying deferred interest on the junior subordinated debt securities prior to the fifth anniversary of the commencement of an extension period if the gross proceeds of any issuance of common stock and qualified warrants applied to pay deferred interest on the junior subordinated debt securities pursuant to the alternative payment mechanism, together with the gross proceeds of all prior issuances of common stock and qualified warrants so applied since the commencement of that extension period, would exceed an amount equal to 2% of the product of (1) the average of the current stock market prices of our common stock on the 10 consecutive trading days ending on the fourth trading day immediately preceding (but not including) the date of issuance and (2) the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “APM maximum obligation”). The APM maximum obligation applies separately to proceeds raised to pay deferred interest on the junior subordinated debt securities only, and not to any proceeds raised to make payments on any other securities having terms similar to those of the alternative payment mechanism. Once PNC reaches the APM maximum obligation for an extension period, PNC will not be obligated to issue more common stock or qualified warrants under the alternative payment mechanism prior to the fifth anniversary of the commencement of an extension period even if the current stock market price of PNC’s common stock or the number of outstanding shares of its common stock subsequently increase. The APM maximum obligation will cease to apply following the fifth anniversary of the commencement of an extension period, at which point PNC must repay any deferred interest, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any market disruption event, supervisory event, and the share cap amount. In addition, if the APM maximum obligation has been reached during an extension period and PNC subsequently repays all deferred interest, the APM maximum obligation will cease to apply at the termination of such extension period and will not apply again unless and until PNC starts a new extension period.

PNC is not permitted to sell shares of its common stock in an amount in excess of the “share cap amount” for the purpose of paying deferred interest on the junior subordinated debt securities. The “share cap amount” will initially equal      million shares of PNC’s common stock, including treasury stock and shares of common stock sold pursuant to PNC’s dividend reinvestment plan and employee benefit plans. The share cap amount applies to payments of deferred interest on the junior subordinated debt securities only, and not to any payments that may be made on other securities using proceeds from the sale of common stock under terms similar to those of the alternative payment mechanism. If the issued and outstanding shares of PNC common stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the share cap amount shall be correspondingly adjusted. PNC may, at its discretion, increase the share cap amount (including through the increase of PNC’s authorized share capital, if necessary).

If, after PNC becomes subject to the alternative payment mechanism and a supervisory event has occurred and is continuing, PNC may choose to pay deferred interest using cash from any source (including from the sale of preferred stock), but is not obligated to do so.

PNC’s use of funds in an amount in excess of the new equity amount to pay deferred interest will not, by itself, constitute an event of default and acceleration under the indenture that would permit the indenture trustee or the holders of the junior subordinated debt securities to accelerate the junior subordinated debt securities.

In the event that net proceeds received by PNC from one or more sales of shares of its common stock and/or qualified warrants are not sufficient to satisfy the full amount of deferred interest, such net proceeds will be paid to the holders of the junior subordinated debt securities on a pro rata basis; provided, however, that if PNC has outstanding securities in addition to the junior subordinated debt securities that rank equally in priority to the junior subordinated debt securities and under which it is obligated to sell shares of common stock and apply the net proceeds to payment of deferred interest, then on any date and for any period the amount of net proceeds received by PNC from such sales and available for payment of such deferred interest shall be applied to the junior subordinated debt securities and such other securities on a pro rata basis to each series of securities up to any APM maximum obligation, share cap amount or other similar limit then applicable to that series.

A “market disruption event” means the occurrence or continuation of any of the following events or circumstances:

(1) PNC would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange but excluding the Federal Reserve) or governmental authority to issue or sell such shares of its common stock and such consent or approval has not yet been obtained even though PNC has used commercially reasonable efforts to obtain the required consent or approval;

(2) trading in securities generally on the principal exchange on which PNC’s common stock is listed and traded (currently the NYSE) shall have been suspended or materially disrupted or minimum prices shall have been established on any such exchange or market by the SEC, by the relevant exchange or any other regulatory body or governmental authority having jurisdiction materially disrupting or otherwise having a material adverse effect on trading in, or the issuance and sale of, PNC’s common stock;

(3) an event occurs and is continuing as a result of which the offering document for such offer and sale of securities would, in the judgment of PNC, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (i) the disclosure of that event at such time, in the judgment of PNC, would have a material adverse affect on PNC’s business or (ii) the disclosure relates to a previously undisclosed proposed or pending material development or business transaction, and PNC has a bona fide business reason for keeping the same confidential or the disclosure of which would impede PNC’s ability to consummate such transaction, provided that no single suspension period contemplated by this paragraph (3) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (3) may not exceed an aggregate of 180 days in any 360-day period;

(4) PNC reasonably believes that the offering document for such offer and sale of securities would not be in compliance with a rule or regulation of the SEC (for reasons other than those referred to in paragraph (3) above) and PNC is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension contemplated by this paragraph (4) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (4) may not exceed an aggregate of 180 days in any 360-day period;

(5) there is a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States, which materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, PNC’s common stock;

(6) a material disruption shall have occurred in commercial banking or securities settlement or clearing services in the United States such that market trading in PNC’s common stock has been materially disrupted; or

(7) a banking moratorium shall have been declared by federal or state authorities of the United States.

As promptly as possible after PNC becomes aware of the occurrence of a market disruption event or a supervisory event during the continuation of an extension period, it shall give a written notice to the trustee. Such notice shall identify which type of market disruption event, or that a supervisory event, has occurred and the date(s) on which that event occurred or existed. PNC’s obligation to continuously use its commercially reasonable efforts to sell its common stock to pay all deferred interest on the junior subordinated debt securities shall resume at such time as no market disruption event or supervisory event exists or is continuing.

A “supervisory event” shall commence upon the date PNC has notified the Federal Reserve of its intention both (1) to sell shares of its common stock and (2) to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities. A supervisory event shall cease on the business day following the earlier to occur of (A) the tenth business day after PNC gives notice to the Federal Reserve as described above (or such longer period as may be required by Federal Reserve order or by other supervisory action), so long as the Federal Reserve does not disapprove of either action mentioned in such notice, (B) the tenth anniversary of the commencement of any extension period, or (C) the day on which the Federal Reserve notifies PNC in writing that it no longer disapproves of PNC’s intention to both (1) issue or sell common stock and (2) apply the net proceeds from such sale to pay deferred interest on the junior subordinated debt securities. The occurrence and continuation of a supervisory event will excuse PNC from its obligation to continuously use commercially reasonable efforts to sell shares of its common stock and to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities and will permit PNC to pay deferred interest using cash from any other source (including from the sale of preferred stock) without breaching its obligations under the indenture. Because a supervisory event will exist if the Federal Reserve disapproves of either of these requests, the Federal Reserve will be able, without triggering a default under the indenture, to permit PNC to sell shares of its common stock but to prohibit PNC from applying the proceeds to pay deferred interest on the junior subordinated debt securities.

Requirement for Regulatory Approval Relating to the Payment of Deferred Interest

The indenture provides that PNC must notify the Federal Reserve (1) of the commencement of any extension period (2) of the fifth anniversary of the commencement of an extension period that is continuing or earlier payment of current interest during an extension period, and (3) of its intention to sell shares of its common stock and/or qualified warrants and to apply the net proceeds from such sale to pay deferred interest at least 25 business days in advance of the payment date (or such longer period as may be required by Federal Reserve order or by other supervisory action). In addition, under the indenture, PNC may only sell its common stock or qualified warrants at any time and apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities if the Federal Reserve has not disapproved of either of these actions within 10 business days (or such longer period as may be required by Federal Reserve order or by other supervisory action) of the notice described in clause (3) above or has withdrawn its prior disapproval.

Additional Interest

If at any time PNC Capital is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States or any other taxing authority, then PNC will be required to pay additional interest on the junior subordinated debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by PNC Capital after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts PNC Capital would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that PNC Capital will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges. (Section 3.10(c))

Indenture Events of Default and Acceleration

The indenture provides that the following are indenture events of default and acceleration relating to the junior subordinated debt securities:

(1) failure to pay in full interest accrued on any junior subordinated debt security upon the conclusion of a period consisting of 40 consecutive quarters commencing with the earliest quarter for which interest (including interest accrued on deferred payments) has not been paid in full and continuance of such failure to pay for a period of 30 days; or

(2) specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of PNC.

If any indenture event of default and acceleration shall occur and be continuing, the institutional trustee, as the holder of the junior subordinated debt securities, will have the right to declare the principal of and the interest on the junior subordinated debt securities, including any compound interest and any additional interest, and any other amounts payable under the indenture to be immediately due and payable. The institutional trustee may also enforce its other rights as a creditor relating to the junior subordinated debt securities. (Section 5.2)

Indenture Defaults

The indenture provides that the following are indenture defaults relating to the junior subordinated debt securities:

(1) an indenture event of default and acceleration;

(2) a default in the payment of the principal of, or premium, if any, on, any junior subordinated debt security at its maturity;

(3) a default for 30 days in the payment of any installment of interest on any junior subordinated debt security when such is due (taking into account any extension period);

(4) a default for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debt securities; and

(5) PNC Capital shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the capital securities in liquidation or redemption of their interests in PNC Capital upon a Special Event, (ii) the redemption of all of the outstanding capital securities or (iii) certain mergers, consolidations or amalgamations of PNC Capital.

Any deferral of interest on the junior subordinated debt securities made in accordance with the provisions described above in “— Option to Extend Interest Payment Period” will not constitute a default under the indenture for the junior subordinated debt securities. (Section 5.7)

There is no right of acceleration with respect to indenture defaults, except for indenture defaults that are indenture events of default and acceleration. An indenture default also constitutes a declaration default. The holders of capital securities in limited circumstances have the right to direct the institutional trustee to exercise its rights as the holder of the junior subordinated debt securities. See “Description of the Capital Securities — Declaration Defaults” and “— Voting Rights.”

If a declaration default has occurred and is continuing and such event is attributable to the failure of PNC to pay interest or principal on the junior subordinated debt securities when such interest or principal is payable (other than in connection with a deferral of interest made in accordance with the provisions described above in “— Option to Extend Interest Payment Period”), PNC acknowledges that, in such event, a holder of capital securities may sue for payment on or after the respective due date specified in the junior subordinated debt securities. PNC may not amend the declaration to remove this right to bring a direct action without the prior written consent of all of the holders of capital securities of PNC Capital. Despite any payment made to such holder of capital securities by PNC in connection with a direct action, PNC shall remain obligated to pay the principal of or interest on the junior subordinated debt securities held by PNC Capital or the institutional trustee of PNC Capital. PNC shall be subrogated to the rights of the holder of such capital securities relating to payments on the capital securities to the extent of any payments made by PNC to such holder in any direct action. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

The indenture trustee may withhold notice to the holders of the junior subordinated debt securities of any default with respect thereto, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of such holders. (Section 6.2)

Modifications and Amendments

Modifications and amendments to the indenture through a supplemental indenture may be made by PNC and the indenture trustee with the consent of the holders of a majority in principal amount of the junior subordinated debt securities at the time outstanding. The indenture may also be modified, without the consent of holders, to increase the share cap amount. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debt security affected thereby:

(1) modify the terms of payment of principal, premium, if any, or interest on such junior subordinated debt securities; or

(2) reduce the percentage of holders of junior subordinated debt securities necessary to modify or amend the indenture or waive compliance by PNC with any covenant or past default.

If the junior subordinated debt securities are held by PNC Capital or a trustee of PNC Capital, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of trust securities of PNC Capital shall have consented to such supplemental indenture. If the consent of the holder of each outstanding junior subordinated debt security is required, such supplemental indenture shall not be effective until each holder of the trust securities of PNC Capital shall have consented to such supplemental indenture. (Section 9.2)

Discharge and Defeasance

PNC may discharge most of its obligations under the indenture to holders of the junior subordinated debt securities if such junior subordinated debt securities have not already been delivered to the indenture trustee for cancellation and either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, subject to the capital replacement covenant. PNC discharges its obligations by depositing with the indenture trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest on all outstanding junior subordinated debt securities and to make any mandatory scheduled installment payments thereon when due. (Section 4.1)

Unless otherwise specified in this prospectus relating to the junior subordinated debt securities, PNC, at its option:

(1) will be released from any and all obligations in respect of the junior subordinated debt securities, which is known as “defeasance and discharge”; or

(2) need not comply with certain covenants specified herein regarding the junior subordinated debt securities, which is known as “covenant defeasance.”

If PNC exercises its covenant defeasance option, the failure to comply with any defeased covenant will no longer be a default under the indenture.

To exercise either its defeasance and discharge or covenant defeasance option, PNC must

(1) deposit with the indenture trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay all the principal of and premium, if any, and any interest on the junior subordinated debt securities when such payments are due; and

(2) deliver an opinion of counsel, which, in the case of a defeasance and discharge, must be based upon a ruling or administrative pronouncement of the Internal Revenue Service (the “IRS”), to the effect that the holders of the junior subordinated debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be required to pay U.S. federal income tax in the same manner as if such defeasance had not occurred. (Sections 4.2, 4.3 and 4.4)

When there is a defeasance and discharge, the indenture will no longer govern the junior subordinated debt securities, PNC will no longer be liable for payment and the holders of such junior subordinated debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, PNC will continue to be obligated for payments when due if the deposited funds are not sufficient to pay the holders.

The obligations under the indenture to pay all expenses of PNC Capital, to register the transfer or exchange of junior subordinated debt securities, to replace mutilated, defaced, destroyed, lost or stolen junior subordinated debt securities, and to maintain paying agents and hold monies for payment in trust will continue even if PNC exercises its defeasance and discharge or covenant defeasance option.

Concerning the Indenture Trustee

PNC and its subsidiaries may also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the indenture trustee in the ordinary course of business.

Consolidation, Merger and Sale of Assets

The indenture provides that PNC will not consolidate or merge with another corporation or convey, transfer or lease its assets substantially as an entirety unless:

•	the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on all junior subordinated debt securities issued thereunder and the performance of every other covenant of the indenture on the part of PNC; and

•	immediately thereafter no default and no event which, after notice or lapse of time, or both, would become a default, shall have happened and be continuing.

Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for PNC under the indenture. Thereafter the predecessor corporation shall be relieved of all obligations and covenants under the indenture and the junior subordinated debt securities. (Sections 8.1 and 8.2)

Book-Entry and Settlement

If distributed to holders of capital securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of PNC Capital, the junior subordinated debt securities will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Each global certificate is referred to as a “global security.” Except under the limited circumstances described below under “— Discontinuance of the Depositary’s Services,” junior subordinated debt securities represented by a global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debt securities in definitive form. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated debt securities in definitive form and will not be considered the holders, as defined in the indenture, of the global security for any purpose under the indenture. A global security representing junior subordinated debt securities is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

The Depositary

If junior subordinated debt securities are distributed to holders of capital securities in liquidation of such holders’ interests in PNC Capital, DTC will act as securities depositary for the junior subordinated debt securities. As of the date of this prospectus, the description in this prospectus of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments relating to the capital securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. PNC may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see “Description of the Capital Securities — Book-Entry Only Issuance.”

None of PNC, PNC Capital, the indenture trustee, any paying agent and any other agent of PNC or the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depositary’s Services

A global security shall be exchangeable for junior subordinated debt securities registered in the names of persons other than the depositary or its nominee only if:

•	the depositary notifies PNC that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed;

•	the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed; or

•	PNC, in its sole discretion, determines that such global security shall be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debt securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.

Certain Covenants

If the junior subordinated debt securities are issued to PNC Capital or a trustee of such trust in connection with the issuance of trust securities by PNC Capital and

(1) there shall have occurred and be continuing a default under the indenture;

(2) PNC shall be in default relating to its payment or other obligations under the guarantee; or

(3) PNC shall have given notice of its election to defer payments of interest on the junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

(a) PNC shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than:

•	repurchases, redemptions or other acquisitions of shares of capital stock of PNC in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	repurchases of shares of common stock of PNC pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of PNC’s capital stock for any other class or series of PNC’s capital stock;

•	the purchase of fractional interests in shares of PNC’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	purchase of PNC’s capital stock in connection with the distribution thereof; and

(b) PNC shall not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by PNC that rank equally with or junior to the junior subordinated debt securities, other than any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the junior subordinated debt securities), provided that such payments are made in accordance with the second-to-last paragraph on page 32 under “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” to the extent it applies, and any payments of deferred interest on parity securities that, if not made, would cause PNC to breach the terms of the instrument governing such parity securities.

These restrictions, however, will not apply to any stock dividends paid by PNC where the dividend stock is the same stock as that on which the dividend is being paid. (Section 13.3)

So long as the trust securities remain outstanding, PNC will covenant to:

•	directly or indirectly maintain 100% ownership of the common securities of PNC Capital, unless a permitted successor of PNC succeeds to its ownership of the common securities;

•	not voluntarily dissolve, wind-up or terminate PNC Capital, except in connection with

(a) a distribution of junior subordinated debt securities or

(b) mergers, consolidations or amalgamations permitted by the declaration;

•	timely perform its duties as sponsor of PNC Capital; and

•	use its reasonable efforts to cause PNC Capital to

(a) remain a statutory trust, except in connection with the distribution of junior subordinated debt securities to the holders of trust securities in liquidation of PNC Capital, the redemption of all of the trust securities of PNC Capital, or mergers, consolidations or amalgamations, each as permitted by the declaration of PNC Capital, and

(b) otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (Section 10.5)

Miscellaneous

The indenture provides that PNC will pay all fees and expenses related to:

•	the offering of the trust securities and the junior subordinated debt securities;

•	the organization, maintenance and dissolution of PNC Capital;

•	the retention of the regular trustees; and

•	the enforcement by the institutional trustee of the rights of the holders of the capital securities.

DESCRIPTION OF GUARANTEE

Set forth below is a summary of information concerning the guarantee that will be executed and delivered by PNC for the benefit of the holders of capital securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the guarantee trustee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The summary is not intended to be complete and is qualified in all respects by the provisions of the form of guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. The guarantee will be held by the guarantee trustee for the benefit of the holders of the capital securities.

General

Pursuant to, and to the extent set forth in, the guarantee, PNC will irrevocably and unconditionally agree to pay in full to the holders of the capital securities, except to the extent paid by PNC Capital, as and when due, regardless of any defense, right of set-off or counterclaim that PNC Capital may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

•	any accrued and unpaid distributions that are required to be paid on the capital securities, to the extent PNC Capital has funds available for such distributions;

•	the redemption price of $25 per capital security, plus all accrued and unpaid distributions, to the extent PNC Capital has funds available for such redemptions, relating to any capital securities called for redemption by PNC Capital; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of PNC Capital, other than in connection with the distribution of junior subordinated debt securities to the holders of capital securities or the redemption of all of the capital securities, the lesser of

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment, or

•	the amount of assets of PNC Capital remaining for distribution to holders of the capital securities in liquidation of PNC Capital.

PNC’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by PNC to the holders of capital securities or by causing PNC Capital to pay such amounts to such holders.

The guarantee will not apply to any payment of distributions or redemption price, or to payments upon the dissolution, winding-up or termination of PNC Capital, except to the extent PNC Capital has funds available for such payments. If PNC does not make interest payments on the junior subordinated debt securities, PNC Capital will not pay distributions on the capital securities and will not have funds available for such payments. The guarantee, when taken together with PNC’s obligations under the junior subordinated debt securities, the indenture and the declaration, including its obligations to pay costs, expenses, debts and liabilities of PNC Capital, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by PNC of payments due on the capital securities. PNC’s obligations in respect of the guarantee will be subordinated, both in liquidation and in priority of payment, to Senior Indebtedness of PNC to the same extent that the junior subordinated debt securities are subordinated to Senior Indebtedness of PNC. See “Description of the Junior Subordinated Debt Securities.”

Important Covenants of PNC

In the guarantee, PNC will covenant that, so long as any capital securities remain outstanding, if there shall have occurred any event that would constitute an event of default under such guarantee or a default under the declaration, then:

•	PNC shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than:

(1) repurchases, redemptions or other acquisitions of shares of capital stock of PNC in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(2) repurchases of shares of common stock of PNC pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

(3) as a result of an exchange or conversion of any class or series of PNC’s capital stock for any other class or series of PNC’s capital stock;

(4) the purchase of fractional interests in shares of PNC’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

(5) purchase of PNC’s capital stock in connection with the distribution thereof; and

•	PNC shall not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by PNC that rank equally with or junior to the junior subordinated debt securities, other than any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the junior subordinated debt securities), provided that such payments are made in accordance with the second-to-last paragraph on page 32 under “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” to the extent it applies, and any payments of deferred interest on parity securities that, if not made, would cause PNC to breach the terms of the instrument governing such parity securities.

The above restrictions, however, will not apply to any stock dividends paid by PNC where the dividend stock is the same stock as that on which the dividend is being paid.

In addition, if any extension period lasts longer than one year, unless required to do so by the Federal Reserve and subject to the exceptions listed in the preceding paragraph, PNC will not repurchase any of its common stock for a one-year period following the payment of all deferred interest pursuant to the alternative payment mechanism.

Modification of Guarantee; Assignment

The guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding capital securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of capital securities. All guarantees and agreements contained in the guarantee shall bind the successors, assignees, receivers, trustees and representatives of PNC and shall inure to the benefit of the holders of the capital securities then outstanding.

Events of Default

An event of default under the guarantee will occur upon the failure of PNC to perform any of its payment or other obligations required by the guarantee. The holders of a majority in aggregate liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce its rights under the guarantee, any holder of related capital securities may directly sue PNC to enforce the guarantee trustee’s rights under the guarantee without first suing PNC Capital, the guarantee trustee or any other person or entity. A holder of capital securities may also directly sue PNC to enforce such holder’s right to receive payment under the guarantee without first (1) directing the guarantee trustee to enforce the terms of the guarantee or (2) suing PNC Capital or any other person or entity.

PNC will be required to provide to the guarantee trustee such documents, reports and information as required by the Trust Indenture Act.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to the guarantee, the guarantee trustee undertakes to perform only such duties as are specifically set forth in the guarantee. After such default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

The guarantee will terminate as to the capital securities upon full payment of the redemption price of all capital securities, upon distribution of the junior subordinated debt securities to the holders of the capital securities or upon full payment of the amounts payable in accordance with the declaration upon liquidation of PNC Capital. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Status of the Guarantee

The guarantee will constitute an unsecured obligation of PNC and will rank:

•	junior in liquidation and in priority of payment to all Senior Indebtedness of PNC to the extent provided in the indenture; and

•	equally with all other enhanced trust preferred security guarantees that PNC issues in the future.

The terms of the capital securities provide that each holder of capital securities by acceptance of such securities agrees to the subordination provisions and other terms of the guarantee.

The guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may directly sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

Governing Law

The guarantee for all purposes will be governed by and construed in accordance with the laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE
JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

As set forth in the declaration, the sole purpose of PNC Capital is to issue the trust securities and to invest the proceeds from such issuance in the junior subordinated debt securities.

As long as payments of interest and other payments are made when due on the junior subordinated debt securities, such payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•	the aggregate principal amount of junior subordinated debt securities will be equal to the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the capital securities;

•	under the indenture, PNC will pay, and PNC Capital will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of PNC Capital other than those relating to the trust securities; and

•	the declaration further provides that the regular trustees may not cause or permit PNC Capital to engage in any activity that is not consistent with the purposes of PNC Capital.

Payments of distributions, to the extent there are available funds, and other payments due on the capital securities, to the extent there are available funds, are guaranteed by PNC to the extent described in this prospectus. If PNC does not make interest payments on the junior subordinated debt securities, PNC Capital will not have sufficient funds to pay distributions on the capital securities. The guarantee is a subordinated guarantee in relation to the capital securities. The guarantee does not apply to any payment of distributions unless and until PNC Capital has sufficient funds for the payment of such distributions. See “Description of Guarantee.”

The guarantee covers the payment of distributions and other payments on the capital securities only if and to the extent that PNC has made a payment of interest or principal or other payments on the junior subordinated debt securities. The guarantee, when taken together with PNC’s obligations under the junior subordinated debt securities and the indenture and its obligations under the declaration, will provide a full and unconditional guarantee, on a junior subordinated basis, of distributions, redemption payments and liquidation payments on the capital securities.

If PNC fails to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the declaration allows the holders of the capital securities to direct the institutional trustee to enforce its rights under the junior subordinated debt securities. If the institutional trustee fails to enforce these rights, any holder of capital securities may directly sue PNC to enforce such rights without first suing the institutional trustee or any other person or entity. See “Description of the Capital Securities — Declaration Defaults” and “— Voting Rights.” Although various events may constitute defaults under the indenture, a default that is not an “event of default and acceleration” will not trigger the acceleration of principal and interest on the junior subordinated debt securities. Such acceleration of principal and interest will occur only upon PNC’s failure to pay in full all interest accrued upon the conclusion of an extension period of 40 quarters (10 years) or as a result of specified events of bankruptcy, insolvency, or reorganization of PNC. See “Description of the Junior Subordinated Debt Securities — Indenture Events of Default and Acceleration.”

A holder of capital securities may institute a direct action if a declaration default has occurred and is continuing and such event is attributable to the failure of PNC to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable. A direct action may be brought without first (1) directing the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) suing PNC to enforce the institutional trustee’s rights under the junior subordinated debt securities. In connection with such direct action, PNC will be subrogated to the rights of such holder of capital securities under the declaration to the extent of any payment made by PNC to such holder of capital securities.

Consequently, PNC will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from PNC Capital.

PNC acknowledges that the guarantee trustee will enforce the guarantee on behalf of the holders of the capital securities. If PNC fails to make payments under the guarantee, the guarantee allows the holders of the capital securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the guarantee, any holder of capital securities may directly sue PNC to enforce the guarantee trustee’s rights under the guarantee. Such holder need not first sue PNC Capital, the guarantee trustee, or any other person or entity. A holder of capital securities may also directly sue PNC to enforce such holder’s right to receive payment under the guarantee. Such holder need not first (1) direct the guarantee trustee to enforce the terms of the guarantee or (2) sue PNC Capital or any other person or entity.

PNC and PNC Capital believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by PNC, on a junior subordinated basis, of payments due on the capital securities. See “Description of Guarantee — General.”

CERTAIN TERMS OF THE CAPITAL REPLACEMENT COVENANT

The following is a summary of certain terms of the capital replacement covenant. This summary is not a complete description of the capital replacement covenant and is qualified in its entirety by the terms and provisions of the full document, which will be filed by PNC on a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus is a part.

PNC will covenant in the capital replacement covenant for the benefit of persons that buy, hold or sell a specified series of its long-term indebtedness that ranks senior to the junior subordinated debt securities that it will not redeem or repurchase, and it will cause PNC Capital not to redeem or repurchase, the junior subordinated debt securities or the capital securities before          , 20  , unless:

•	PNC has obtained the prior approval of the Federal Reserve, if such approval is then required by the Federal Reserve; and

•	subject to certain limitations, during the six (6) months prior to the date of that redemption or repurchase PNC has received proceeds from the sale of qualifying securities in the amounts specified in the capital replacement covenant (which amounts will vary based on the redemption date and the type of securities sold). Qualifying securities are securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the capital securities at the time of redemption or repurchase.

PNC’s covenants in the capital replacement covenant run only to the benefit of holders of the specified series of its long-term indebtedness (the “covered debt”). The capital replacement covenant is not intended for the benefit of holders of the capital securities and may not be enforced by them, and the capital replacement covenant is not a term of the indenture, the declaration or the capital securities.

PNC’s ability to raise proceeds from qualifying securities during the six months prior to a proposed redemption or repurchase will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying securities.

PNC may amend or supplement the capital replacement covenant with the consent of the holders of a majority by principal amount of the debt that at the time of the amendment or supplement is the covered debt. PNC may, acting alone and without the consent of the holders of the covered debt, (i) amend the capital replacement covenant to eliminate common stock, rights to acquire common stock or mandatorily convertible preferred stock as qualifying securities if PNC has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in PNC’s earnings per share as calculated for financial reporting purposes, or (ii) amend or supplement the capital replacement covenant if the amendment or supplement is not adverse to the holders of the then-effective series of covered debt.

The capital replacement covenant will terminate upon the earlier to occur of (i)          , 20  ; (ii) the date on which the holders of a majority of the principal amount of the then outstanding specified series of long term indebtedness agree to terminate the capital replacement covenant; or (iii) the date on which PNC no longer has outstanding any indebtedness eligible to qualify as covered debt as defined in the capital replacement covenant.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of capital securities. The summary is based on:

•	laws;

•	regulations;

•	rulings; and

•	decisions now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with a beneficial owner of capital securities that purchases the capital securities upon original issuance at the initial issue price and who will hold the capital securities as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of capital securities. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including:

•	banks or other financial institutions;

•	tax-exempt entities;

•	insurance companies;

•	regulated investment companies;

•	common trust funds;

•	entities that are treated for United States federal income tax purposes as partnerships or other pass through entities;

•	controlled foreign corporations;

•	dealers in securities or currencies;

•	persons that will hold the capital securities as a hedge or in order to hedge against currency risk or as a part of an integrated investment, including a straddle or conversion transaction, comprised of a capital security and one or more other positions; or

•	United States holders (as defined below) that have a functional currency other than the U.S. dollar.

As used in this summary, a “United States holder” is a beneficial owner of capital securities who is:

•	a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate, if United States federal income taxation is applicable to the income of such estate regardless of the income’s source; or

•	a trust if a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions.

As used in this summary, the term “non-United States holder” means a beneficial owner of capital securities who is not a United States holder and the term “United States” means the United States of America, including the fifty states and the District of Columbia, but excluding its territories and possessions.

We urge prospective investors to consult their tax advisors in determining the tax consequences to them of purchasing, holding and disposing of the capital securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Junior Subordinated Debt Securities

In connection with the issuance of the junior subordinated debt securities,          , special tax counsel to PNC and PNC Capital, will render its opinion generally to the effect that, although the matter is not free from doubt, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, the junior subordinated debt securities held by PNC Capital will be classified for United States federal income tax purposes as indebtedness of PNC. The remainder of this discussion assumes that the classification of the junior subordinated debt securities as indebtedness will be respected for United States federal income tax purposes.

Classification of PNC Capital

In connection with the issuance of the capital securities,           will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the declaration, the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, PNC Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the junior subordinated debt securities. Each United States holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of those junior subordinated debt securities.

United States Holders

Interest Income and Original Issue Discount

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. PNC believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the Treasury regulations. Based on the foregoing, PNC believes that, although the matter is not free from doubt, the junior subordinated debt securities will not be considered to be issued with OID at the time of their original issuance. Accordingly, each United States holder of capital securities should include in gross income such United States holder’s allocable share of interest on the junior subordinated debt securities in accordance with such United States holder’s method of tax accounting.

Under the regulations, if the option to defer any payment of interest was determined not to be “remote,” or if PNC exercised such option, the junior subordinated debt securities would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be. Then, all stated interest on the junior subordinated debt securities would thereafter be treated as OID as long as the junior subordinated debt securities remained outstanding. In such event, all of a United States holder’s taxable interest income relating to the junior subordinated debt securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of such United States holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a United States holder of capital securities would be required to include in gross income OID even though PNC would not make any actual cash payments during an extension period.

No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term “remote” as used in the applicable Treasury regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus.

Because income on the capital securities will constitute interest or OID, corporate holders of capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the capital securities, and individual holders will not be entitled to a lower income tax rate in respect of certain dividends, relating to any income recognized relating to the capital securities.

Receipt of Junior Subordinated Debt Securities or Cash upon Liquidation of PNC Capital

Under the circumstances described in this prospectus, junior subordinated debt securities may be distributed to holders in exchange for capital securities upon the liquidation of PNC Capital. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non taxable event to each United States holder. Each United States holder would continue to be taxed with respect to the junior subordinated debt securities received in the liquidation as described herein with respect to the capital securities. Accordingly, each United States holder would have an aggregate tax basis in the junior subordinated debt securities equal to the holder’s aggregate tax basis in its capital securities, and the United States holder’s holding period in the junior subordinated debt securities would include the period during which the capital securities were held by such holder. See “Description of the Capital Securities — Distribution of the Junior Subordinated Debt Securities.”

Under the circumstances described in this prospectus, the junior subordinated debt securities may be redeemed by PNC for cash and the proceeds of such redemption distributed by PNC Capital to holders in redemption of their capital securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed capital securities. Accordingly, a United States holder could recognize gain or loss as if it had sold such redeemed capital securities for cash. See “Description of the Capital Securities — Special Event Redemption” and “— Sale, Exchange, or Other Disposition of Capital Securities” below.

Sale, Exchange, or Other Disposition of Capital Securities

Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a capital security, a United States holder will be considered to have disposed of all or part of its ratable share of the junior subordinated debt securities. Such United States holder will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the disposition of such capital securities. Assuming that PNC does not exercise its option to defer payment of interest on the junior subordinated debt securities and that the junior subordinated debt securities are not deemed to be issued with OID, a United States holder’s adjusted tax basis in the capital securities generally will be its initial purchase price. If the junior subordinated debt securities are deemed to be issued with OID, a United States holder’s tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in such United States holder’s gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date that the junior subordinated debt securities were deemed to be issued with OID. Such gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to such United States holder’s ratable share of the junior subordinated debt securities required to be included in income, and generally will be a long-term capital gain or loss if the capital securities have been held for more than one year.

Should PNC exercise its option to defer payment of interest on the junior subordinated debt securities, the capital securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying junior subordinated debt securities. In the event of such a deferral, a United States holder who disposes of its capital securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the junior subordinated debt securities to the date of disposition and to add such amount to its adjusted tax basis in its ratable share of the underlying junior subordinated debt securities deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, such holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding

Generally, income on the capital securities will be reported to the IRS and to holders on Forms 1099-INT, which forms should be mailed to holders of capital securities by January 31 following each calendar year of payment. In addition, United States holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the capital securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Under current United States federal income tax law, although not free from doubt:

•	withholding of United States federal income tax will not apply to a payment on a capital security to a non-United States holder, provided that,

(1) the holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of PNC entitled to vote and is not a controlled foreign corporation related to PNC through stock ownership;

(2) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements; and

(3) neither PNC nor its paying agent has actual knowledge or reason to know that the beneficial owner of the note is a United States holder.

•	withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a capital security.

Despite the above, if a non-United States holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States holder maintains a permanent establishment within the United States) and the interest on the capital securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), such non-United States holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-United States holder were a United States holder. In addition, a non-United States holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

Any gain realized on the disposition of a capital security generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the non-United States holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States holder within the United States); or

•	the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a payment of interest on a capital security to a non-United States holder, or to proceeds from the disposition of a capital security by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither PNC nor its paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a capital security is not held through a qualified intermediary, the amount of payments made on such capital security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. WE URGE PROSPECTIVE INVESTORS TO CONSULT THEIR TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the capital securities of PNC Capital. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the capital securities should consult with its legal counsel.

The U.S. Department of Labor has issued a regulation with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests are deemed to be plan assets (the “Plan Asset Regulation”). Under such regulation, for purposes of ERISA and section 4975 of the Code, the assets of PNC Capital would be deemed to be “plan assets” of a plan whose assets were used to purchase capital securities of PNC Capital if the capital securities of PNC Capital were considered to be equity interests in PNC Capital and no exception to plan asset status were applicable under such regulation.

The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, capital securities of PNC Capital offered hereby should be treated as “equity interests” for purposes of the Plan Asset Regulation.

One exception to plan asset status under the Plan Asset Regulation (which we refer to as the “Publicly Offered Securities Exception”) applies to a class of “equity” interests that are (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable, and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and such class is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Although no assurances can be given, the underwriters believe that the Publicly Offered Securities Exception will be applicable to the capital securities of PNC Capital offered hereby.

If, however, the assets of PNC Capital were deemed to be plan assets of plans that are holders of the capital securities of PNC Capital, a plan’s investment in the capital securities of PNC Capital might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by a fiduciary investing in capital securities of PNC Capital. Also, PNC might be considered a “party in interest” or “disqualified person” relating to plans whose assets were used to purchase capital securities of PNC Capital. If this were the case, an investment in capital securities of PNC Capital by a plan might constitute, or in the course of the operation of PNC Capital give rise to, one or more prohibited transactions under ERISA or the Code. In particular, it is likely that under such circumstances a prohibited extension of credit to PNC would be considered to occur under ERISA and the Code.

In addition, PNC might be considered a “party in interest” or “disqualified person” for certain plans for reasons unrelated to the operation of PNC Capital, e.g., because of the provision of services by PNC or its affiliates to the plan. A purchase of capital securities of PNC Capital by any such plan would be likely to result in a prohibited extension of credit to PNC, without regard to whether the assets of PNC Capital constituted plan assets.

Accordingly, the capital securities of PNC Capital may be not purchased, held or disposed by any plan or any person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions (“PTCE”) issued by the Department of Labor (or similar exemption or exception) applies to such purchase, holding and disposition:

•	PTCE 96-23 for transactions determined by in-house asset managers,

•	PTCE 95-60 for transactions involving insurance company general accounts,

•	PTCE 91-38 for transactions involving bank collective investment funds,

•	PTCE 90-1 for transactions involving insurance company separate accounts, or

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

Any purchaser of the capital securities of PNC Capital or any interest therein will be deemed to have represented and warranted to PNC Capital on each day from and including the date of its purchase of such capital securities through and including the date of disposition of such capital securities that either:

(a) it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b) its purchase, holding and disposition of the capital securities are not and will not be prohibited because they are exempted by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14; or

(c) it is a governmental plan (as defined in section 3 or ERISA) or other plan that is not subject to the provisions of Title I or ERISA or Section 4975 of the Code and its purchase, holding and disposition of capital securities are not otherwise prohibited.

The discussion set forth above is general in nature and is not intended to be complete. Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of capital securities of PNC Capital with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of capital securities of PNC Capital and the availability of exemptive relief under the class exemptions listed above. The sale of the capital securities of PNC Capital to a plan is in no respect a representation by PNC Capital or the underwriters that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNDERWRITING

The terms and conditions set forth in the underwriting agreement dated          , 20   govern the sale and purchase of the capital securities. Each underwriter named below has severally agreed to purchase from PNC Capital, and PNC Capital has agreed to sell to each underwriter, the number of capital securities set forth opposite the name of each underwriter.

Number of
Capital
Underwriter	Securities

Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the capital securities are subject to the approval of legal matters by their counsel and to other conditions. The underwriters are committed to take and pay for all of the capital securities if any are taken.

PNC Capital and PNC have granted an option to the underwriters to purchase up to an additional           capital securities at the public offering price. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional capital securities proportionate to that underwriter’s initial number of capital securities purchased reflected in the table above.

The following table summarizes the commissions to be paid by PNC to the underwriters:

	Per Capital
	Security		Total

Public offering price	$25			$(1)
Underwriting commissions to be paid by PNC		$(2)		$(2)
Proceeds to PNC Capital	$25		$

(1)	Total amounts have been calculated assuming no exercise of the underwriters’ over-allotment option.

(2)	Underwriting commissions of $ per capital security will be paid by PNC, except that for sales to certain institutions, the commissions will be $ per capital security.

PNC estimates that its total expenses for the offering, excluding underwriting commissions, will be approximately $.

The underwriters propose to offer part of the capital securities directly to the public at the initial public offering price set forth above and part of the capital securities to certain dealers at the initial public offering price less a concession not in excess of $      per capital security, provided, however, that such concession for sales to certain institutional investors will not be in excess of $      per capital security. The underwriters may allow, and such dealers may reallow, a concession not in excess of $      per capital security to brokers and dealers.

After the initial public offering, the public offering prices and the concessions to dealers may be changed by the representatives of the underwriters.

The underwriters are offering the capital securities subject to prior sale and their acceptance of the capital securities from PNC. The underwriters may reject any order in whole or in part.

PNC Capital and PNC have agreed, during the period beginning on the date of the underwriting agreement and continuing to and including the date that is sixty days after the closing date for the purchase of the capital securities, not to offer, sell, contract to sell or otherwise dispose of any preferred securities, any preferred stock or any other securities, including any backup undertakings of such preferred stock or other securities, of PNC or of PNC Capital, in each case that are substantially similar to the capital securities, or any securities convertible into or exchangeable for the capital securities or such substantially similar securities of either PNC Capital or PNC, except securities in this offering or with the prior written consent of     .

Underwriters, dealers and agents may be entitled, under agreements with PNC Capital and PNC, to indemnification by PNC against liabilities relating to material misstatements and omissions. Underwriters, dealers, agents and their affiliates may engage in transactions (which may include commercial banking transactions) with, and perform services for, PNC Capital and PNC and affiliates of PNC Capital and PNC in the ordinary course of business.

In accordance with Regulation M of the United States Securities Exchange Act of 1934, the underwriters may over-allot or effect transactions that stabilize or cover, each of which is described below.

•	Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.

•	Stabilizing transactions involve bids to purchase the capital securities so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover short positions.

These transactions may cause the price of the capital securities to be higher than it would otherwise be in the absence of such transactions. The underwriters are not required to engage in any of these activities and may end any of these activities at any time. The underwriters may also impose a penalty bid. Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when that underwriter, in covering syndicate short positions or making stabilizing purchases, purchases capital securities originally sold by that syndicate member.

The capital securities are a new series of securities with no established trading market. PNC will apply to list the capital securities on the NYSE. If approved for listing, PNC expects the capital securities will begin trading on the NYSE within 30 days after they are first issued. PNC Capital and PNC have been advised by the underwriters that they presently intend to make a market in the capital securities, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the capital securities and may discontinue any market making at any time at their sole discretion. Accordingly, neither PNC Capital nor PNC can make any assurance as to the liquidity of, or trading markets for, the capital securities.

This prospectus may also be used by PNC’s broker-dealer subsidiaries and other subsidiaries or affiliates of PNC in connection with offers and sales of the capital securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of these subsidiaries may act as principal or agent in such transactions.

If any broker-dealer subsidiary of PNC makes an offering of the capital securities, such offering will be conducted pursuant to any applicable sections of Rule 2810 of the Conduct Rules of the NASD. The underwriters may not confirm sales to any discretionary account without the prior specific written approval of a customer.

We expect delivery of the capital securities will be made against payment therefor on or about          , 20  , which is the           business day after the date hereof. Under Rule 15c6-1 of the Securities Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the capital securities on the date hereof or           business days hereafter will be required, by virtue of the fact that the capital securities initially will not settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The underwriters have agreed that they will not offer, sell or deliver any of the capital securities, directly or indirectly, or distribute this prospectus or any other offering material related to the capital securities, in or from any jurisdiction, except when to the best knowledge and belief of the underwriter it is permitted under applicable laws and regulations. In so doing, the underwriters will not impose any obligations on PNC Capital or PNC, except as set forth in the underwriting agreement.

LEGAL MATTERS

Reed Smith LLP, Pittsburgh, Pennsylvania, will act as legal counsel to PNC. Cleary Gottlieb Steen & Hamilton LLP will act as legal counsel to the underwriters.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this Prospectus by reference from PNC’s Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Capital Securities

PNC Capital Trust

     % Enhanced Trust Preferred Securities (Enhanced TruPS®)
$25 Liquidation Amount

Guaranteed to the extent set forth herein by

The PNC Financial Services Group, Inc.

PROSPECTUS

          , 20

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Estimated expenses that will be incurred by the registrants in connection with the issuance and distribution of an assumed amount of $2,000,000,000 securities being registered under this Registration Statement, other than underwriting discounts and commissions:

Registration fees	$	*
Legal fees and expenses		225,000
Trustee fees and expenses		66,000
Printing		140,000
Accounting Fees		400,000
Rating Agency Fees		1,000,000
NASD Fee		75,000
Stock Exchange Listing Fees		401,200
Miscellaneous		7,800
Total		$2,240,000

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444) (“1988 BCL”), PNC has the power to indemnify its directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, that the director or officer had no reasonable cause to believe his or her conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and to the extent that the person is adjudged to be fairly and reasonably entitled to indemnity. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the 1988 BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

PNC’s By-Laws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification. PNC’s By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law.

PNC has purchased directors’ and officers’ liability insurance covering certain liabilities that may be incurred by its directors and officers in connection with the performance of their duties.

The Declaration of each of the PNC Capital Trusts will provide that no Institutional Trustee or any of its affiliates, Delaware Trustee or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a

“Fiduciary Indemnified Person”), and no Regular Trustee, affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of such PNC Capital Trust or its affiliates (each a “Company Indemnified Person”) shall be liable, responsible or accountable in damages or otherwise to such PNC Capital Trust, any affiliate of such PNC Capital Trust or any holder of securities issued by such PNC Capital Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of such PNC Capital Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such PNC Capital Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any loss, damage, or claim incurred by reason of such Fiduciary Indemnified Person’s or Company Indemnified Person’s gross negligence (or in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each PNC Capital Trust also will provide that, to the full extent permitted by law, PNC shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such PNC Capital Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the PNC Capital Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of each PNC Capital Trust also will provide that to the full extent permitted by law, PNC shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of such PNC Capital Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the PNC Capital Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the PNC Capital Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each PNC Capital Trust further will provide that expenses (including attorneys’ fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by PNC in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by PNC as authorized in the Declaration.

Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify PNC’s directors and their officers and the PNC Capital Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to PNC or any of the PNC Capital Trusts by or on behalf of such indemnifying party.

ITEM 16.	EXHIBITS

The exhibits listed on the Exhibit Index beginning on page II-8 of this Registration Statement are filed herewith, will be filed by amendment, or are incorporated herein by reference to other filings.

ITEM 17.	UNDERTAKINGS

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(A) Each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, an undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer, or controlling person of a registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, and Commonwealth of Pennsylvania, on the 10th day of January, 2007.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:	/s/ Richard J. Johnson
Richard J. Johnson
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* James E. Rohr	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	January 10, 2007

/s/ Richard J. Johnson Richard J. Johnson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 10, 2007

* Samuel R. Patterson	Controller (Principal Accounting Officer)	January 10, 2007

* Paul W. Chellgren	Director	January 10, 2007

* Robert N. Clay	Director	January 10, 2007

* J. Gary Cooper	Director	January 10, 2007

* George A. Davidson, Jr.	Director	January 10, 2007

* Kay Coles James	Director	January 10, 2007

* Richard B. Kelson	Director	January 10, 2007

* Bruce C. Lindsay	Director	January 10, 2007

Signature	Title	Date

* Jane G. Pepper	Director	January 10, 2007

* Lorene K. Steffes	Director	January 10, 2007

* Dennis F. Strigl	Director	January 10, 2007

* Stephen G. Thieke	Director	January 10, 2007

* Thomas J. Usher	Director	January 10, 2007

* George H. Walls, Jr.	Director	January 10, 2007

* Helge H. Wehmeier	Director	January 10, 2007

*By: /s/ George P. Long, III George P. Long, III, Attorney-in-Fact, pursuant to Powers of Attorney filed herewith Date: January 10, 2007

Anthony A. Massaro	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, and Commonwealth of Pennsylvania, on the 10th day of January, 2007.

PNC CAPITAL TRUST E

By	/s/ Richard J. Johnson
Richard J. Johnson
Administrator

PNC CAPITAL TRUST F

By	/s/ Richard J. Johnson
Richard J. Johnson
Administrator

PNC CAPITAL TRUST G

By	/s/ Richard J. Johnson
Richard J. Johnson
Administrator

PNC CAPITAL TRUST H

By	/s/ Richard J. Johnson
Richard J. Johnson
Administrator

EXHIBIT INDEX

Exhibit
No.	Name of Document	Method of Filing

1.1	Form of Underwriting Agreement for Enhanced Capital Securities	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
4.1	Form of Junior Subordinated Debt Indenture between PNC and The Bank of New York, as trustee	Filed herewith.
4.2	Form of Junior Subordinated Debt Securities	Included in Exhibit 4.1.
4.3	Amended and Restated Certificate of Trust of PNC Capital Trust E	Filed herewith.
4.4	Amended and Restated Certificate of Trust of PNC Capital Trust F	Filed herewith.
4.5	Certificate of Trust of PNC Capital Trust G	Filed herewith.
4.6	Certificate of Trust of PNC Capital Trust H	Filed herewith.
4.7	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for each of the Trusts	Filed herewith.
4.8	Form of Enhanced Capital Security for each of the Trusts	Included in Exhibit 4.7
4.9	Form of Guarantee with respect to the Enhanced Capital Securities each of the Trusts	Filed herewith.
5.1	Opinion of Reed Smith LLP	Filed herewith.
5.2	Opinion as to certain tax matters	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
12.1	Computation of Consolidated Ratio of Earnings to Fixed Charges	Incorporated by reference to Exhibit 12.1 to PNC’s latest Annual Report on Form 10-K and Exhibit 12.1 to PNC’s latest subsequently filed Quarterly Report on Form 10-Q, if any.
12.2	Computation of Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	Incorporated by reference to Exhibit 12.2 to PNC’s latest Annual Report on Form 10-K and Exhibit 12.2 to PNC’s latest subsequently filed Quarterly Report on Form 10-Q, if any.
23.1	Consent of Deloitte & Touche LLP	Filed herewith.
23.2	Consent of Reed Smith LLP	Included in Exhibit 5.1
24.1	Power of Attorney of certain directors and officers of The PNC Financial Services Group, Inc.	Filed herewith.
25.1	Form T-1 Statement of Eligibility of The Bank of New York with respect to PNC Capital Trust E	Filed herewith.
25.2	Form T-1 Statement of Eligibility of The Bank of New York with respect to PNC Capital Trust F	Filed herewith.
25.3	Form T-1 Statement of Eligibility of The Bank of New York with respect to PNC Capital Trust G	Filed herewith.
25.4	Form T-1 Statement of Eligibility of The Bank of New York with respect to PNC Capital Trust H	Filed herewith.